Exhibit 10.48

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

BY AND BETWEEN

CHRISTOPHER & BANKS COMPANY AND
CHRISTOPHER & BANKS SERVICES COMPANY,

CHRISTOPHER & BANKS, INC.,
AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

Acting through its WELLS FARGO BUSINESS CREDIT operating division

Dated November 4, 2005

TABLE OF CONTENTS

ARTICLE I — DEFINITIONS		1

Section 1.1	Definitions	1
Section 1.2	Other Definitional Terms; Rules of Interpretation	9

ARTICLE II — AMOUNT AND TERMS OF THE CREDIT FACILITY		9

Section 2.1	Revolving Advances	9
Section 2.2	Procedures for Requesting Advances	10
Section 2.3	Letters of Credit	10
Section 2.4	Special Account	11
Section 2.5	Interest; Default Interest Rate; Application of Payments; Participations; Usury	11
Section 2.6	Fees	12
Section 2.7	Time for Interest Payments; Payment on Non-Business Days; Computation of Interest and Fees	14
Section 2.8	Lockbox and Collateral Account; Sweep of Funds	15
Section 2.9	Voluntary Prepayment; Reduction of the Maximum Line Amount; Termination of the Credit Facility by the Borrower	15
Section 2.10	Mandatory Prepayment	16
Section 2.11	Revolving Advances to Pay Obligations	16
Section 2.12	Use of Proceeds	16
Section 2.14	Liability Records	16

ARTICLE III — SECURITY INTEREST; OCCUPANCY; SETOFF		16

Section 3.1	Grant of Security Interest	16
Section 3.2	Notification of Account Debtors and Other Obligors	17
Section 3.3	Assignment of Insurance	17
Section 3.4	Occupancy	17
Section 3.5	License	18
Section 3.6	Financing Statement	18
Section 3.7	Setoff	19
Section 3.8	Collateral	19

ARTICLE IV — CONDITIONS OF LENDING		19

Section 4.1	Conditions Precedent to the Initial Advances and Letter of Credit	19
Section 4.2	Conditions Precedent to All Advances and Letters of Credit	21

ARTICLE V — REPRESENTATIONS AND WARRANTIES		22

Section 5.1	Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number and Organizational Identification Number	22

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ARTICLE VII — EVENTS OF DEFAULT, RIGHTS AND REMEDIES		38

Section 7.1	Events of Default	37
Section 7.2	Rights and Remedies	39
Section 7.3	Certain Notices	40

ARTICLE VIII — MISCELLANEOUS		40

Section 8.1	No Waiver; Cumulative Remedies; Compliance with Laws	40
Section 8.2	Amendments, Etc.	40
Section 8.3	Notices; Communication of Confidential Information; Requests for Accounting	40
Section 8.4	Further Documents	41
Section 8.5	Costs and Expenses	41
Section 8.6	Indemnity	41
Section 8.7	Participants	42
Section 8.8	Execution in Counterparts; Telefacsimile Execution	42
Section 8.9	Retention of Borrower’s Records	42
Section 8.10	Binding Effect; Assignment; Complete Agreement; Sharing Information	42
Section 8.11	Severability of Provisions	43
Section 8.12	Headings	43
Section 8.13	Governing Law; Jurisdiction, Venue; Waiver of Jury Trial	43
Section 8.14	Confidentiality	43

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AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

Dated as of November 4, 2005

Christopher & Banks, Inc., Christopher & Banks Company and Christopher & Banks Services Company, each a Minnesota corporation (jointly and severally, the “Borrower” and each a “Borrower” as the context requires), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”) entered into that certain Amended and Restated Revolving Credit and Security Agreement dated March 15, 1999 (the “1999 Credit Agreement”).  The Borrower and the Lender, through its WELLS FARGO BUSINESS CREDIT operating division, wish to extend the term of the 1999 Credit Agreement, increase the amount of the revolving credit commitment thereunder and make certain other changes in the terms and conditions under which the Lender provides to the Borrower the revolving credit commitment.  In order to accomplish the foregoing, the parties have agreed to execute and deliver this Amended and Restated Credit and Security Agreement.

The parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1            Definitions.  Except as otherwise expressly provided in this Agreement, the following terms shall have the meanings given them in this Section:

“Accounts” shall have the meaning given it under the UCC.

“Advance” means a Revolving Advance.

“Affiliate” or “Affiliates” means Christopher & Banks, Inc., Christopher & Banks Company and Christopher & Banks Services Company, and any other Person controlled by, controlling or under common control with the Borrower, including any Subsidiary of the Borrower.  For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Outstanding” means the sum of the outstanding principal balance of the Revolving Note and the L/C Amount.”

“Agreement” means this Amended and Restated Credit and Security Agreement.

“Availability” means the amount, if any, by which the Borrowing Base exceeds the sum of (i) the outstanding principal balance of the Revolving Note and (ii) the L/C Amount.

“Borrowing Base” means at any time the lesser of:

(a)           The Maximum Line Amount; or

(b)           Subject to change from time to time in the Lender’s sole discretion with prior written or telefacsimile notice to the Borrower, the sum of

(i)            either (A) between June 1 and August 31 in any year, and so long as there are no outstanding Advances, 80% of Eligible Inventory, or (B) at all other times, 70% of Eligible Inventory; plus

(ii)           50% of Eligible In-Transit Inventory; less

(iii)          Obligations that the Borrower owes to the Lender that have not yet been advanced on the Revolving Note, and the dollar amount that the Lender in its discretion believes are a reasonable determination of the Borrower’s credit exposure with respect to Wells Fargo Affiliate Obligations.

“Business Day” means a day on which the Federal Reserve Bank of New York is open for business.

“Capital Expenditures” means for a period, any expenditure of money during such period for the purchase or construction of assets, or for improvements or additions thereto, which are capitalized on the Borrower’s balance sheet.

“Cash Flow” means, for any period of determination, Net Income, plus depreciation and amortization, plus any Interest Expense that is accrued but not paid currently, minus Capital Expenditures to the extent such Capital Expenditures are paid in cash, minus all scheduled repayment of principal on Debt (whether or not actually paid), minus all funds expended for the repurchase, redemption or retirement of the Guarantor’s issued and outstanding capital stock to the extent permitted hereunder, minus cash stock dividends, all as determined in accordance with GAAP on a consolidated basis.

“Collateral” means all of the Borrower’s Equipment, General Intangibles, Inventory, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) all sums on deposit in the Special Account; (vii) proceeds of any and all of the foregoing; and (viii) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights.

“Collateral Account” means the “Lender Account” as defined in the Wholesale Lockbox and Collection Account Agreement.

“Commercial Letter of Credit Agreement” means an agreement governing the issuance of documentary letters of credit by the Lender, entered into between the Borrower as applicant and the Lender as issuer.

“Commitment” means the Lender’s commitment to make Advances to and to issue Letters of Credit for the account of, the Borrower.

“Constituent Documents” means with respect to any Person, as applicable, such Person’s certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person’s existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person’s owners.

“Credit Facility” means the credit facility under which Revolving Advances and Letters of Credit may be made available to the Borrower by the Lender under Article II.

“Cut-off Time” means 1:00 p.m. Minneapolis, Minnesota time.

“Debt” means of a Person as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

“Default” means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

“Default Period” means any period of time beginning on the day a Default or Event of Default occurs and ending on the date identified by the Lender in writing as the date that such Default or Event of Default has been cured or waived.

“Default Rate” means an annual interest rate in effect during a Default Period or following the Termination Date, which interest rate shall be equal to two percent (2.0%) over the applicable Floating Rate, as such rate may change from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is a member of a group which includes the Borrower and which is treated as a single employer under Section 414 of the IRC.

“Eligible In-Transit Inventory” means Eligible Inventory that is in-transit and backed by a documentary Letter of Credit issued by the Lender.

“Eligible Inventory” means all Inventory of the Borrower, valued at the lower of cost or market in accordance with GAAP; but excluding any Inventory having any of the following characteristics:

(i)            Inventory that is: in-transit (except for Eligible In-Transit Inventory); located at any warehouse, job site or other premises not approved by the Lender in writing; not subject to a duly perfected first priority security interest in the Lender’s favor; subject to any lien or encumbrance that is subordinate to the Lender’s first priority security interest; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;

(ii)           Supplies, packaging, parts or sample Inventory, or customer supplied parts or Inventory;

(iii)          Work-in-process Inventory;

(iv)          Inventory that is damaged, defective, obsolete, slow moving (that is, over four months old), or not currently saleable in the normal course of the Borrower’s operations;

(v)           Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

(vi)          Inventory that is perishable or live;

(vii)         Inventory manufactured by the Borrower pursuant to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

(viii)        Inventory that is subject to a Lien in favor of any Person other than the Lender;

(ix)           Inventory otherwise deemed ineligible by the Lender in its sole discretion.

“Environmental Law” means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

“Equipment” means all of the Borrower’s equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

“Event of Default” is defined in Section 7.1.

“Financial Covenants” means the covenants set forth in Section 6.2.

“Floating Rate” means an annual interest rate equal to the sum of the Prime Rate plus one-quarter percent (0.25%), which interest rate shall change when and as the Prime Rate changes.

“Floating Rate Advance” means an Advance bearing interest at the Floating Rate.

“Funding Date” is defined in Section 2.1.

“GAAP” means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

“General Intangibles” shall have the meaning given it under the UCC.

“Guarantor(s)” means Christopher & Banks Corporation and any other Person now or in the future guaranteeing the Obligations.

“Guarantor Security Agreement” means the security agreement of even date executed by Guarantor in favor of the Lender.

“Guaranty” means each unconditional continuing guaranty or unconditional continuing guaranty by corporation executed by a Guarantor in favor of the Lender (collectively, the “Guaranties”)

“Hazardous Substances” means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

“Indemnified Liabilities” is defined in Section 8.6

“Indemnitees” is defined in Section 8.6.

“Interest Expense” means, for the fiscal year-to-date period, the Borrower’s total gross interest expense during such period (excluding interest income), and shall in any event include, without limitation, (i) interest expensed (whether or not paid) on all Debt, (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and (iv) the portion of any capitalized lease obligation allocable to interest expense.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time.

“Infringement” or “Infringing” when used with respect to Intellectual Property Rights means any material infringement or other material violation of Intellectual Property Rights.

“Intellectual Property Rights” means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

“Interest Payment Date” is defined in Section 2.7(a).

“Inventory” shall have the meaning given it under the UCC.

“Inventory Turns Ratio” means, for any period, the product obtained by dividing the total net sales for the prior 12-month period by the average month-end retail value of all Inventory for the same 12-month period, all as determined in accordance with GAAP.

“L/C Amount” means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

“L/C Application” means an application for the issuance of standby or documentary letters of credit pursuant to the terms of a Standby Letter of Credit Agreement or a Commercial Letter of Credit Agreement, in form acceptable to the Lender.

“Letter of Credit” is defined in 2.3(a).

“Licensed Intellectual Property” is defined in Section 5.11(c) .

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or subsequently acquired and whether arising by agreement or operation of law.

“Loan Documents” means this Agreement, the Revolving Note, the Guaranty, any L/C Applications and the Security Documents, together with every other agreement, note, document, contract or instrument to which the Borrower now or in the future may be a party and which is required by the Lender.

“Lockbox” means “Lockbox” as defined in the Wholesale Lockbox and Collection Account Agreement.

“Maturity Date” means June 30, 2008.

“Maximum Line Amount” means $50,000,000 unless this amount is reduced pursuant to Section 2.9, in which event it means such lower amount.

“Multiemployer Plan” means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

“Net Cash Proceeds” means in connection with any asset sale, the cash proceeds (including any cash payments received by way of deferred payment whether pursuant to a note, installment receivable or otherwise, but only as and when actually received) from such asset sale, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, brokerage commissions and amounts required to be applied to the repayment of any portion of the Debt secured by a Lien not prohibited hereunder on the asset which is the subject of such sale, and (ii) taxes paid or reasonably estimated to be payable as a result of such asset sale.

“Net Income” means fiscal year-to-date after-tax net income from continuing operations, but excluding extraordinary gains, all as determined in accordance with GAAP.

“Obligation of Reimbursement” means the obligation of the Borrower to reimburse the Lender pursuant to the terms of the Standby Letter of Credit Agreement or the Commercial Letter of Credit Agreement and any applicable L/C Application.

“Obligations” means the Revolving Note, the Obligation of Reimbursement and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all indebtedness of the Borrower arising under any Loan Document or guaranty between the Borrower and the Lender, whether now in effect or subsequently entered into and all Wells Fargo Affiliate Obligations.

“Officer” means with respect to the Borrower, William J. Prange, Chief Executive Officer, Joseph E. Pennington, President and Chief Operating Officer and Andrew K. Moller, Chief Financial Officer, or their successors.

“OFAC” is defined in Section 6.10(c).

“Overadvance” means the amount, if any, by which the outstanding principal balance of the Revolving Note , plus the L/C Amount, is in excess of the then-existing Borrowing Base.

“Owned Intellectual Property” is defined in Section 5.11(a).

“Owner” means with respect to the Borrower, each Person having legal or beneficial title to an ownership interest in the Borrower or a right to acquire such an interest.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

“Permitted Lien” and “Permitted Liens” are defined in Section 6.3(a) .

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate.

“Premises” means all locations where the Borrower conducts its business or has any rights of possession, including the locations legally described in Exhibit C attached hereto.

“Prime Rate” means at any time the rate of interest most recently announced by the Lender at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of the Lender’s base rates, and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as the Lender may designate.  Each change in the rate of interest shall become effective on the date each Prime Rate change is announced by the Lender.

“Reportable Event” means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

“Revolving Advance” is defined in Section 2.1.

“Revolving Note” means the Borrower’s revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto, as same may be renewed and amended from time to time, and all replacements thereto.

“Security Documents” means this Agreement, the Wholesale Lockbox and Collection Account Agreement, the Guarantor Security Agreement, and any other document delivered to the Lender from time to time to secure the Obligations.

“Security Interest” is defined in Section 3.1.

“Special Account” means a specified cash collateral account maintained with Lender or another financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Section 2.4.

“Standby Letter of Credit Agreement” means an agreement governing the issuance of standby letters of credit by Lender entered into between the Borrower as applicant and Lender as issuer.

“Subsidiary” means any Person of which more than 50% of the outstanding ownership interests having general voting power under ordinary circumstances to elect a majority of the board of directors or the equivalent of such Person, regardless of whether or not at the time ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

“Termination Date” means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Obligations, following an Event of Default, pursuant to Section 7.2.

“UCC” means the Uniform Commercial Code in effect in the state designated in this Agreement as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion of this Agreement.

“Wells Fargo Affiliate Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Borrower or its Subsidiaries to any Person that is owned in material part by the Lender, and that relates to any service or facility extended to the Borrower or its Subsidiaries, including: (a) credit cards, (b) credit card processing services, (c) debit cards, and (d) purchase cards, as well as any other services or facilities from time to time specified by the Lender, whether direct or indirect, absolute or contingent, due or to become due, and whether existing now or in the future.

“Wholesale Lockbox and Collection Account Agreement” means the Wholesale Lockbox and Collection Account Agreement by and between the Borrower and the Lender dated the same date as this Agreement.

Section 1.2            Other Definitional Terms; Rules of Interpretation.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.  All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC.  References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or”.  Defined terms include in the singular number the plural and in the plural number the singular.  Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor.  Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

ARTICLE II
AMOUNT AND TERMS OF THE CREDIT FACILITY

Section 2.1            Revolving Advances.  The Lender agrees, subject to the terms and conditions of this Agreement, to make advances (“Revolving Advances”) to the Borrower from time to time from the date that all of the conditions set forth in 4.1 are satisfied (the “Funding Date”) to and until (but not including) the Termination Date in an amount not in excess of the Maximum Line Amount.  The Lender shall have no obligation to make a Revolving Advance to the extent that the amount of the requested Revolving Advance exceeds Availability.  The

Borrower’s obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral.  Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section 2.9, and reborrow.

Section 2.2            Procedures for Requesting Advances.  The Borrower shall comply with the following procedures in requesting Revolving Advances:

(a)           Time for Requests.  The Borrower shall request each Advance not later than the Cut-off Time on the Business Day on which the Advance is to be made.  Each request that conforms to the terms of this Agreement shall be effective upon receipt by the Lender, shall be in writing or by telephone or telecopy transmission, and shall be confirmed in writing by the Borrower if so requested by the Lender, by (i) an Officer of any Borrower; or (ii) a Person designated as any Borrower’s agent by an Officer of the Borrower in a writing delivered to the Lender; or (iii) a Person whom the Lender reasonably believes to be an Officer of any Borrower or such a designated agent.  The Borrower shall repay all Advances even if the Lender does not receive such confirmation and even if the Person requesting an Advance was not in fact authorized to do so.  Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

(b)           Disbursement.  Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the Borrower’s demand deposit account maintained with the Lender unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

Section 2.3            Letters of Credit.

(a)           The Lender agrees, subject to the terms and conditions of this Agreement, to issue, at any time after the Funding Date and prior to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a “Letter of Credit”) for the Borrower’s account.  The Lender will not issue any Letter of Credit if the face amount of the Letter of Credit to be issued would exceed Availability.

Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application made by the Borrower to the Lender, which must be completed in a manner satisfactory to the Lender.  The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions of the Standby Letter of Credit Agreement or the Commercial Letter of Credit Agreement, as applicable.

(b)           No Letter of Credit shall be issued with an expiration date later than one (1) year from the date of issuance or the Maturity Date in effect as of the date of issuance, whichever is earlier.

(c)           Any request for issuance of a Letter of Credit shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the date of the request.

(d)           If a draft is submitted under a Letter of Credit when the Borrower is unable, because a Default Period exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, the Borrower shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate.  Notwithstanding the Borrower’s inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

Section 2.4            Special Account.  If the Credit Facility is terminated for any reason while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount plus any anticipated fees and costs.  If the Borrower fails to promptly make any such payment in the amount required hereunder, then the Lender may make a Revolving Advance against the Credit Facility in an amount sufficient to fulfill this obligation and deposit the proceeds to the Special Account.  The Special Account shall be an interest bearing account either maintained with the Lender or with a financial institution acceptable to the Lender.  Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account.  The Lender may apply amounts on deposit in the Special Account at any time or from time to time to the Obligations in the Lender’s sole discretion.  The Borrower may not withdraw any amounts on deposit in the Special Account as long as the Lender maintains a security interest therein.  The Lender agrees to transfer any balance in the Special Account to the Borrower when the Lender is required to release its security interest in the Special Account under applicable law.

Section 2.5            Interest; Default Interest Rate; Application of Payments; Participations; Usury.

(a)           Interest.  Except as provided in Section 2.5(b) and Section 2.5(e), the principal amount of each Advance shall bear interest at the Floating Rate.

(b)           Default Interest Rate.  At any time during any Default Period, in the Lender’s sole discretion and without waiving any of its other rights or remedies, the principal of the Revolving Note shall bear interest at the Default Rate or such lesser rate as the Lender may determine, effective for any periods designated by the Lender from time-to-time during the Default Period.  The decision of the Lender to impose a rate that is less than the Default Rate or to not impose the Default Rate for the entire duration of the Default Period shall be made by the Lender in its sole discretion and shall not be a waiver of any of its other rights and remedies, including its right to retroactively impose the full Default Rate for the entirety of any such Default Period or following the Termination Date.

(c)           Application of Payments.  Payments shall be applied to the Obligations on the Business Day of receipt by the Lender in the Lender’s general account.

(d)           Participations.  If any Person shall acquire a participation in the Advances or the Obligation of Reimbursement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.5, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than that calculated under this Section 2.5, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

(e)           Usury.  In any event no rate change shall be put into effect that would result in a rate greater than the highest rate permitted by law.  Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws.  If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender.  This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.

Section 2.6            Fees.

(a)           Facility Fees.  Borrower shall pay to Lender a fee (the “Facility Fees”) in an amount equal to one-quarter of one percent (0.25%) per annum of an amount equal to the average daily difference between the Aggregate Outstanding and Five Million Dollars ($5,000,000).  To the extent the Aggregate Outstanding exceeds Five Million Dollars ($5,000,000) but is less than Seven Million Five Hundred Thousand Dollars ($7,500,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Seven Million Five Hundred Thousand Dollars ($7,500,000). To the extent the Aggregate Outstanding exceeds Seven Million Five Hundred Thousand Dollars ($7,500,000) but is less than Ten Million Dollars ($10,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Ten Million Dollars ($10,000,000). To the extent the Aggregate Outstanding exceeds Ten Million Dollars ($10,000,000) but is less than Twelve Million Five Hundred Thousand Dollars ($12,500,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Twelve Million Five Hundred Thousand Dollars ($12,500,000). To the extent the Aggregate Outstanding exceeds Twelve Million Five Hundred Thousand Dollars ($12,500,000) but is less than Fifteen Million Dollars ($15,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Fifteen Million Dollars ($15,000,000). To the extent the Aggregate Outstanding exceeds Fifteen Million Dollars ($15,000,000) but is less than Eighteen Million Dollars ($18,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Eighteen Million Dollars ($18,000,000). To the extent the Aggregate

Outstanding exceeds Eighteen Million Dollars ($18,000,000) but is less than Twenty-One Million Five Hundred Thousand Dollars ($21,500,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Twenty-One Million Five Hundred Thousand Dollars ($21,500,000). To the extent the Aggregate Outstanding exceeds Twenty-One Million Five Hundred Thousand Dollars ($21,500,000) but is less than Twenty-Five Million Dollars ($25,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Twenty-Five Million ($25,000,000).  To the extent the Aggregate Outstanding exceeds Twenty- Five Million Dollars ($25,000,000) but is less than Thirty Million Dollars ($30,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Thirty Million ($30,000,000).  To the extent the Aggregate Outstanding exceeds Thirty Million Dollars ($30,000,000) but is less than Thirty-Five Million Dollars ($35,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Thirty-Five Million ($35,000,000).  To the extent the Aggregate Outstanding exceeds Thirty-Five Million Dollars ($35,000,000) but is less than Forty Million Dollars ($40,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Forty Million ($40,000,000).  To the extent the Aggregate Outstanding exceeds Forty Million Dollars ($40,000,000) but is less than Forty-Five Million Dollars ($45,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Forty-Five Million ($45,000,000).  To the extent the Aggregate Outstanding exceeds Forty-Five Million Dollars ($45,000,000) but is less than Fifty Million Dollars ($50,000,000), the Facility Fees shall be determined on the average daily difference between such Aggregate Outstanding and Fifty Million ($50,000,000).

Such fee shall be calculated monthly and paid in arrears commencing on the first Banking Day of the month immediately following execution of this Agreement and continuing on the first Banking Day of each month thereafter until Lender’s commitment to extend the Credit has terminated pursuant to Section 2.9 or Section 7.2(a).  Borrower hereby authorizes Lender to make an Advance, subject to Availability, in an amount equal to the Facility Fees then due and payable and apply the same to the Facility Fees due.

(b)           Collateral Monitoring Fees.  So long as no Event of Default has occurred and is continuing, Borrower shall pay to Lender a monthly collateral monitoring fee of Two Hundred Fifty Dollars ($250) (the “Collateral Monitoring Fee”).  The monthly Collateral Monitoring Fee shall be paid in arrears on the first Banking Day of each month until all of the Obligations have been paid in full in money and the Commitment has been terminated.  Borrower hereby authorized Lender to make an Advance, subject to Availability, in an amount equal to the Collateral Monitoring Fee then due and payable and apply the same to the Collateral Monitoring Fee due.

(c)           Standby Letter of Credit Fees.  The Borrower shall pay to the Lender a fee with respect to each standby Letter of Credit, if any, accruing on a daily basis and computed at an annual rate of two and one-half percent (2.5%) of the aggregate amount that may then be drawn, assuming compliance with all conditions for drawing (the “Aggregate Face Amount”), from and including the date of issuance of such standby Letter of Credit until such date as such standby Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the date that the standby Letter of Credit shall terminate by its terms or be returned to the Lender; provided, however, effective as of the first day of the fiscal quarter in which any Default Period begins through the last day of such Default Period, or any shorter time period that the Lender may determine, in the Lender’s sole discretion and without waiving any of its other rights and remedies, such fee shall increase to four and one-half percent (4.5%) of the Aggregate Face Amount.  The foregoing fee shall be in addition to any and all fees, commissions and charges imposed by Lender with respect to or in connection with such standby Letter of Credit.

(d)           Documentary Letter of Credit Fees.  The Borrower agrees to pay the Lender fees with respect to each documentary Letter of Credit in accordance with the negotiated fee schedule with respect to documentary Letters of Credit.

(e)           Letter of Credit Administrative Fees.  The Borrower shall pay all administrative fees charged by Lender in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then — current rates published by Lender for such services rendered on behalf of customers of Lender generally.

(f)            Other Fees and Charges; Payment of Fees.  The Lender may from time to time impose additional fees and charges as consideration for Advances made in excess of Availability or for other events that constitute an Event of Default or a Default hereunder, including fees and charges for the administration of Collateral by the Lender, which may be assessed in the Lender’s sole discretion on either an hourly, periodic, or flat fee basis, and in lieu of or in addition to imposing interest at the Default Rate.

Section 2.7            Time for Interest Payments; Payment on Non-Business Days; Computation of Interest and Fees.

(a)           Time For Interest Payments.  Accrued and unpaid interest  shall be due and payable on the first day of each month and on the Termination Date (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of advance to the Interest Payment Date.  If an Interest Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day.

(b)           Payment on Non-Business Days.  Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

(c)           Computation of Interest and Fees.  Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

Section 2.8            Lockbox and Collateral Account; Sweep of Funds.

(a)           Lockbox and Collateral Account.

(i)            (A)  At any time Revolving Advances are outstanding, or (B) at any time that a Default or Event of Default has occurred and is continuing, or (C) at any time that the Lender notifies the Borrower in writing that Lender deems the Collateral to be insufficient to support the Obligations of the Borrower,  the Borrower shall deposit all checks, drafts, cash and other remittances in payment or as proceeds of, or on account of Collateral regardless of source or nature directly into the Collateral Account and, until so deposited, the Borrower shall hold all such payments and cash proceeds in trust for and as the property of the Lender and shall not commingle such property with any of its other funds or property.  All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations.

(ii)           All items deposited in the Collateral Account shall be subject to final payment.  If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower’s commercial account or other account.  The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

(b)           Sweep of Funds.  The Lender shall from time to time, in accordance with the Wholesale Lockbox and Collection Account Agreement, cause funds in the Collateral Account to be transferred to the Lender’s general account for payment of the Obligations.  Amounts deposited in the Collateral Account shall not be subject to withdrawal by the Borrower, except after payment in full and discharge of all Obligations.

Section 2.9            Voluntary Prepayment; Reduction of the Maximum Line Amount; Termination of the Credit Facility by the Borrower.  Except as otherwise provided herein, the Borrower may prepay the Advances and Obligation of Reimbursement in whole at any time or from time to time in part.  The Borrower may terminate the Credit Facility or reduce the Maximum Line Amount at any time if it  gives the Lender at least 45 days advance written notice prior to the proposed Termination Date.  Any reduction in the Maximum Line Amount shall be in multiples of $100,000  and with a minimum reduction of at least $500,000.   If the Borrower terminates the Credit Facility or reduces the Maximum Line Amount to zero, all Obligations shall be due and payable on the effective date of the termination as stated in Borrower’s notice, and if the Borrower gives the Lender less than the required 45 days advance written notice, then the interest rate applicable to borrowings evidenced by Revolving Note shall be the Default Rate for the period of time commencing 45 days prior to the proposed Termination Date through the date that the Lender actually receives such written notice.  If the Borrower does not wish the Lender to consider renewal of the Credit Facility on the next Maturity Date, then the Borrower shall give the Lender at least 45 days written notice prior to the Maturity Date that it will not be requesting renewal.  If the Borrower fails to give the Lender such timely notice, then the interest rate applicable to borrowings evidenced by the Revolving Note shall be the Default Rate for the period of time commencing 45 days prior to the Maturity Date through the date that the Lender actually receives such written notice.  Upon termination of the Credit Facility and payment and performance of all Obligations, the Lender shall release or terminate the Security Interest and the Security Documents.

Section 2.10         Mandatory Prepayment.  Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrower shall (i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess.  Any payment received by the Lender hereunder or under Section 2.9 may be applied to the Obligations, in such order and in such amounts as the Lender in its sole discretion may determine from time to time.

Section 2.11         Revolving Advances to Pay Obligations.  Notwithstanding the terms of Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrower’s request and even if the conditions set forth in Section 4.2 would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable and may deliver the proceeds of any such Revolving Advance to any affiliate of the Lender in satisfaction of any Wells Fargo Affiliate Obligations.

Section 2.12         Use of Proceeds.  The Borrower shall use the proceeds of Advances and each Letter of Credit for ordinary working capital and other general lawful corporate purposes.

Section 2.13         Liability Records.  The Lender may maintain from time to time, at its discretion, records as to the Obligations.  All entries made on any such record shall be presumed correct until the Borrower establishes the contrary.  Upon the Lender’s demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding.  Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 45 days after receipt.

ARTICLE III
SECURITY INTEREST; OCCUPANCY; SETOFF

Section 3.1            Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender, for the benefit of itself and as agent for any affiliate of the Lender that may provide credit or services to the Borrower that constitute Wells Fargo Affiliate Obligations, a lien and security interest (collectively referred to as the “Security Interest”) in the Collateral, as security for the payment and performance of the Obligations. Upon request by the Lender, the Borrower will grant the Lender, for the benefit of itself and as agent for any affiliate of the Lender that may provide credit or services to the Borrower that constitute Wells Fargo Affiliate

Obligations, a security interest in all commercial tort claims that the Borrower may have against any Person. The security interests granted by the Borrower to the Lender under this Agreement are in addition to, and shall be consolidated with, the liens and security interests granted by the Borrower to the Lender under the 1999 Credit Agreement and any other prior security agreement, mortgage or other document, without affecting the lien, priority or effectiveness of those prior liens, security interests and agreements.

Section 3.2            Notification of Account Debtors and Other Obligors.  The Lender may at any time during a Default Period notify any account debtor or other Person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender.  The Borrower will join in giving such notice if the Lender so requests.  At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, after ten (10) days’ written notice to the Borrower, the Lender may, but need not, in the Lender’s name or in the Borrower’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

Section 3.3            Assignment of Insurance.  As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender.  At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender’s name or in the Borrower’s name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.  Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to the Lender to be applied, at the option of the Lender, either to the prepayment of the Obligations or shall be disbursed to the Borrower under staged payment terms reasonably satisfactory to the Lender for application to the cost of repairs, replacements, or restorations.  Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

Section 3.4            Occupancy.(a)      The Borrower hereby irrevocably grants to the Lender the right to take possession of the at any time during a Default Period notice .

(b)           The Lender may use the Premises only to hold, process, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

(c)           The Lender’s right to use the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Credit Facility, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

(d)           The Lender shall not be obligated to pay or account for any rent or other compensation for the occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof.  In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

Section 3.5            License.  Without limiting the generality of any other Security Document, the Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

Section 3.6            Financing Statement.  The Borrower authorizes the Lender to file from time to time, such financing statements against collateral described as “all personal property” or “all assets” or describing specific items of collateral including commercial tort claims as the Lender deems necessary or useful to perfect the Security Interest.  All financing statements filed before the date hereof to perfect the Security Interest were authorized by the Borrower and are hereby re-authorized.  A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby.  For this purpose, the Borrower represents and warrants that the following information is true and correct:

Name and address of Debtors:

Christopher & Banks, Inc.

2400 Xenium Lane

Plymouth, Minnesota 55441

State Organizational Identification No. 1B-321

Christopher & Banks Company

2400 Xenium Lane

Plymouth, Minnesota 55441

State Organizational Identification No. 11X-528

Christopher & Banks Services Company

2400 Xenium Lane

Plymouth, Minnesota 55441

State Organizational Identification No. 1081636-2

Name and address of Secured Party:

Wells Fargo Business Credit

MAC 9312-040

Sixth & Marquette Street

Minneapolis, MN  55429

Section 3.7            Setoff.  The Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due.  In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.  Lender agrees to provide Borrower with prompt notice after exercising its rights under this Section 3.7.

Section 3.8            Collateral.  This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency.  The Lender’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral.  The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.  The Lender has no obligation to clean up or otherwise prepare the Collateral for sale.  The Borrower waives any right it may have to require the Lender to pursue any third Person for any of the Obligations.

ARTICLE IV
CONDITIONS OF LENDING

Section 4.1            Conditions Precedent to the Initial Advances and Letter of Credit.  The Lender’s obligation to make the initial Advances or to cause any Letters of Credit to be issued shall be subject to the condition precedent that the Lender shall have received all of the following, each properly executed by the appropriate party and in form and substance satisfactory to the Lender:

(a)           This Agreement.

(b)           The Revolving Note.

(c)           A Standby Letter of Credit Agreement and a Commercial Letter of Credit Agreement, and L/C Application for each Letter of Credit that the Borrower wishes to have issued thereunder.

(d)           A complete and accurate list of all stores operated by the Borrower, with the following information for each such location:  store number, address, and telephone number, name of landlord and, if applicable, property manager, together with such landlord’s and property manager’s address.

(e)           A true and correct copy of any and all agreements pursuant to which the Borrower’s property is in the possession of any Person other than the Borrower, together with, in the case of any goods held by such Person for resale, (i) a consignee’s acknowledgment and waiver of Liens, (ii) UCC financing statements sufficient to protect the Borrower’s and the Lender’s interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to the Borrower’s other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower’s and the Lender’s interests in the Borrower’s goods from any claim by such secured party.

(f)            An acknowledgment and waiver of Liens from each warehouse in which the Borrower is storing Inventory.

(g)           A true and correct copy of any and all agreements pursuant to which the Borrower’s property is in the possession of any Person other than the Borrower, together with, (i) an acknowledgment and waiver of Liens from each subcontractor who has possession of the Borrower’s goods from time to time, (ii) UCC financing statements sufficient to protect the Borrower’s and the Lender’s interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement covering such Person’s property other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower’s and the Lender’s interests in the Borrower’s goods from any claim by such secured party.

(h)           The Wholesale Lockbox and Collection Account Agreement.

(i)            Current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against the Borrower except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the initial Advances, they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender, and (ii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

(j)            A certificate of the Borrower’s Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of the Borrower’s Directors and, if required, Owners, authorizing the execution, delivery and performance of the Loan Documents, (ii) true, correct and complete copies of the Borrower’s Constituent Documents, and (iii) examples of the signatures of the Borrower’s Officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower’s behalf.

(k)           A current certificate issued by the Secretary of State of Minnesota, certifying that each Borrower is in compliance with all applicable organizational requirements of the State of Minnesota.

(l)            Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

(m)          A certificate of an Officer of the Borrower confirming, in his personal capacity, the representations and warranties set forth in Article V.

(n)           Certificates of the insurance required hereunder, with all hazard insurance containing a lender’s loss payable endorsement in the Lender’s favor and with all liability insurance naming the Lender as an additional insured.

(o)           The separate Guaranty of each Guarantor, pursuant to which each Guarantor unconditionally guarantees the full and prompt payment of all Obligations, together with the Guarantor Security Agreement.

(p)           A certificate of the Guarantor’s Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of the Guarantor’s Directors authorizing the execution, delivery and performance of the Loan Documents to which the Guarantor is a party, (ii) true, correct and complete copies of the Guarantor’s Constituent Documents, and (iii) examples of the signatures of the Guarantor’s Officers or agents authorized to execute and deliver the Loan Documents to which the Guarantor is a party and other instruments, agreements and certificates, including Advance requests, on the Borrower’s behalf.

(q)           An opinion of counsel to each Borrower and the Guarantor, addressed to the Lender.

(r)            Payment of the fees and commissions due under Section 2.6 through the date of the initial Advance or Letter of Credit and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 8.5, including all legal expenses incurred through the date of this Agreement.

(s)           Such other documents as the Lender in its sole discretion may require.

Section 4.2            Conditions Precedent to All Advances and Letters of Credit.  The Lender’s obligation to make each Advance or to cause the issuance of a Letter of Credit shall be subject to the further conditions precedent that:

(a)           the representations and warranties contained in Article V are correct on and as of the date of such Advance or issuance of a Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

(b)           no event has occurred and is continuing, or would result from such Advance or issuance of a Letter of Credit that constitutes a Default or an Event of Default.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each Borrower each represents and warrants to the Lender as follows:

Section 5.1            Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number and Organizational Identification Number.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.  The Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents.  During its existence, the Borrower has done business solely under the names set forth in Schedule 5.1.  The Borrower’s chief executive office and principal place of business is located at the address set forth in Schedule 5.1, and all of the Borrower’s records relating to its business or the Collateral are kept at that location.  All Inventory and Equipment is located at that location or at one of the other locations listed in Schedule 5.1.  The Borrower’s federal employer identification number and organization identification number are correctly set forth in Section 3.6.

Section 5.2            Capitalization.  There are no rights to acquire ownership interests which if fully exercised would cause such Person to hold more than five percent (5%) of all ownership interests of the Borrower on a fully diluted basis.

Section 5.3            Authorization of Borrowing; No Conflict as to Law or Agreements.  The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower’s Owners; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower’s Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

Section 5.4            Legal Agreements.  This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

Section 5.5            Subsidiaries.  Christopher & Banks, Inc.  has one Subsidiary, Christopher & Banks Company.  Christopher & Banks Company has one Subsidiary, Christopher & Banks Services Company.  There are no rights to acquire ownership interests which if fully exercised would cause such Person to hold more than five percent (5%) of all ownership interests of the Borrower on a fully diluted basis.  Borrower will provide Lender not less than thirty (30) days’ notice prior to the creation of any new Subsidiary, provided further that such Subsidiary shall immediately execute and deliver to Lender a guaranty in favor of the Lender, in form and substance satisfactory to the Lender, guaranteeing the Obligations of the Borrower, or, at Lender’s discretion, such Subsidiary shall become a Borrower.

Section 5.6            Financial Condition; No Adverse Change.  The Borrower has furnished to the Lender its audited financial statements for its fiscal year ended February 26, 2005, and unaudited financial statements for the fiscal-year-to-date period ended August 27, 2005, and those statements fairly present the Borrower’s financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with GAAP.  Since the date of the most recent financial statements, there has been no material adverse change in the Borrower’s business, properties or condition (financial or otherwise).

Section 5.7            Litigation.  There are no actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

Section 5.8            Regulation U.  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Section 5.9            Taxes.  The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them.  The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the Officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

Section 5.10         Titles and Liens.  The Borrower has good and marketable title to all Collateral free and clear of all Liens other than Permitted Liens.  No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

Section 5.11         Intellectual Property Rights.  Schedule 5.11 is a complete list of all patents, applications for patents, trademarks, applications to register trademarks, service marks, applications to register service marks, mask works, trade dress and copyrights for which the

Borrower is the owner of record (the “Owned Intellectual Property”).  Except as disclosed on Schedule 5.11, (i) the Borrower owns the Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (ii) no Person other than the Borrower owns or has been granted any right in the Owned Intellectual Property, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and (iv) the Borrower has taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property.

Section 5.12         Plans.  Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any ERISA Affiliate (i) maintains or has maintained any Pension Plan, (ii) contributes or has contributed to any Multiemployer Plan or (iii) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law).  Neither the Borrower nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan.  No Reportable Event exists in connection with any Pension Plan.  Each Plan that is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan’s tax-qualified status.  Neither the Borrower nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

Section 5.13         Default.  The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the Borrower’s financial condition, properties or operations.

Section 5.14         Environmental Matters.

(a)           Except as disclosed on Schedule 5.14, to the best of Borrower’s knowledge, (i) there are not present in, on or under the Borrower’s headquarters at 2400 Xenium Lane North, Plymouth, Minnesota any Hazardous Substances in such form or quantity as to create any material liability or obligation for either the Borrower or the Lender under the common law of any jurisdiction or under any Environmental Law, and (ii) no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Borrower’s headquarters at 2400 Xenium Lane North, Plymouth, Minnesota in such a way as to create any such material liability.

(b)           Except as disclosed on Schedule 5.14, to the best of Borrower’s knowledge, the Borrower has not disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.

(c)           Except as disclosed on Schedule 5.14, to the best of Borrower’s knowledge, there are no threatened or impending requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation relating in any way to the Borrower’s headquarters at 2400 Xenium Lane North, Plymouth, Minnesota or the Borrower, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto.

(d)           Except as disclosed on Schedule 5.14, to the best of Borrower’s knowledge, the Borrower’s businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower’s possession and are in full force and effect, nor has the Borrower been denied insurance on grounds related to potential environmental liability.  No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

(e)           Except as disclosed on Schedule 5.14, to the best of Borrower’s knowledge, the Borrower’s headquarters at 2400 Xenium Lane North, Plymouth, Minnesota has not and has never been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

(f)            The Borrower has delivered to the Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Borrower’s headquarters at 2400 Xenium Lane North, Plymouth, Minnesota or the Borrower’s businesses.

Section 5.15         Submissions to Lender.  All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower’s request for the credit facilities contemplated hereby (i) is true and correct in all material respects, (ii) does not omit any material fact necessary to make such information not misleading and, (iii) as to projections, valuations or proforma financial statements, presents a good faith opinion as to such projections, valuations and proforma condition and results.

Section 5.16         Financing Statements.  The Borrower has authorized the filing of financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents.  When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral that is capable of being perfected by filing financing statements.  None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

Section 5.17       Rights to Payment.  Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower’s records pertaining thereto as being obligated to pay such obligation.

ARTICLE VI
COVENANTS

So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

Section 6.1            Reporting Requirements.  The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender, provided that all financial statements required to be submitted by the Borrower shall be submitted on an unconsolidated basis as well as on a consolidated basis including Borrower and Guarantor:

(a)           Annual Financial Statements.  As soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, the Borrower’s audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower’s balance sheet as at the end of such fiscal year and the related statements of the Borrower’s income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; and (ii) a certificate of the Borrower’s chief financial officer stating that such financial statements have been prepared in accordance with GAAP, fairly represent the Borrower’s financial position and the results of its operations, and whether or not such Officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto.

(b)           Monthly Financial Statements.  As soon as available and in any event within 20 days after the end of each month, the unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments and which fairly represent the Borrower’s financial position and the results of its operations; and accompanied by a certificate of the Borrower’s chief financial officer, substantially in the form of Exhibit B hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly represent the Borrower’s financial position and the results of its operations, (ii) whether or not such Officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants.

(c)           Collateral Reports.  Within twenty (20) days after the end of each moth or more frequently if the Lender so requires, agings of the Borrower’s accounts receivable and its accounts payable, and within fifteen (15) days after the end of each month, an inventory certification report, and a calculation of the Borrower’s Accounts, Inventory, Eligible Inventory and Eligible In-Transit Inventory as of each month, or more frequently as the Lender requires.

(d)           Projections.  No later than forty-five (45) days after the last day of each fiscal year, the Borrower’s projected balance sheets, income statements, statements of cash flow and projected Availability for each month of the succeeding fiscal year, each in reasonable detail.  Such items will be certified by the Officer who is the Borrower’s chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes and be delivered with a statement of underlying assumptions and such supporting schedules and information as the Lender may in its discretion require.

(e)           Litigation.  Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower (i) of the type described in Section 5.14(c) or (ii) which seek a monetary recovery against the Borrower in excess of $500,000.

(f)            Defaults.  When any Officer of the Borrower becomes aware of the occurrence of any Default or Event of Default, and no later than five (5) business days after such Officer becomes aware of such Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible Officer of the Borrower of the steps being taken by the Borrower to cure the effect thereof.

(g)           Plans.  As soon as possible, and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, a statement signed by the Officer who is the Borrower’s chief financial officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.  As soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, the Borrower will deliver to the Lender a statement signed by the Officer who is the Borrower’s chief financial officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation.  As soon as possible, and in any event within ten days after the Borrower knows or has reason to know that it has or is reasonably expected to have any liability under Sections 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, the Borrower will deliver to the Lender a statement of the Borrower’s chief financial officer setting forth details as to such liability and the action which the Borrower proposes to take with respect thereto.

(h)           Officers.  Promptly upon knowledge thereof, notice of the termination of employment of William Prange, Chief Executive Officer of Christopher & Banks, Inc., Joseph Pennington, President of Christopher & Banks, Inc., or Andrew Moller, Chief Financial Officer of Christopher & Banks, Inc.

(i)            Collateral.  Promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of payment thereof.

(j)            Commercial Tort Claims.  Promptly upon knowledge thereof, notice of any commercial tort claims it may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the Borrower’s damages, copies of any complaint or demand letter submitted by the Borrower, and such other information as the Lender may request.

(k)           Intellectual Property.

(i)            30 days prior written notice of Borrower’s intent to acquire material Intellectual Property Rights; except for transfers permitted under Section 6.16, the Borrower will give the Lender 30 days prior written notice of its intent to dispose of material Intellectual Property Rights and upon request shall provide the Lender with copies of all proposed documents and agreements concerning such rights.

(ii)           Promptly upon knowledge thereof, notice of (A) any Infringement of its Intellectual Property Rights by others, (B) claims that the Borrower is Infringing another Person’s Intellectual Property Rights and (C) any threatened cancellation, termination or material limitation of its Intellectual Property Rights.

(iii)          Promptly upon receipt, copies of all material registrations and filings with respect to its Intellectual Property Rights.

(l)            Reports to Shareholders.  Promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Guarantor shall have sent to its shareholders.

(m)          SEC Filings.  If Lender so requests, promptly after the sending or filing thereof, copies of all regular and periodic reports which the Guarantor shall file with the Securities and Exchange Commission or any national securities exchange.

(n)           Violations of Law.  Promptly upon knowledge thereof, notice of the Borrower’s violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect the financial condition, properties or operations of the Borrower.

(o)           Other Reports.  From time to time, with reasonable promptness, any and all receivables schedules, inventory reports, collection reports, deposit records, equipment schedules, copies of invoices to account debtors and such other material, reports, records or information as the Lender may request.

Section 6.2            Financial Covenants.  The following financial covenants shall be calculated on a consolidated basis including the Borrower and the Guarantor:

(a)           Minimum Cash Flow; Minimum Cash on Hand.  The Borrower will maintain on a rolling twelve-month basis, determined as at the end of each fiscal quarter, Cash Flow at or above $0.  Notwithstanding the foregoing, in the event the Borrower fails to maintain the required level of Cash Flow set forth in the foregoing sentence, such failure will not constitute an Event of Default hereunder if the sum of Borrower’s cash, cash equivalents and short-term investments (as determined in accordance with GAAP) as of the end of such measurement prior equals or exceeds the following amounts during the periods set forth opposite such amounts:

Period	Minimum Cash, Cash Equivalents and Short-Term Investments

End of first fiscal quarter	$20,000,000

End of second fiscal quarter	$15,000,000

End of third fiscal quarter	$10,000,000

End of fourth fiscal quarter	$25,000,000

(b)           Minimum Inventory Turns Ratio.  The Borrower will maintain, on a rolling twelve-month basis, determined as at the end of each fiscal quarter, an Inventory Turns Ratio of not less than 3.0 to 1.0.

Section 6.3            Permitted Liens; Financing Statements.

(a)           The Borrower will not create, incur or suffer to exist any Lien upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (each a “Permitted Lien”; collectively, “Permitted Liens”):

(i)            In the case of any of the Borrower’s property which is not Collateral, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower’s business or operations as presently conducted;

(ii)           Liens in existence on the date hereof and listed in Schedule 6.3 hereto, securing indebtedness for borrowed money permitted under Section 6.4;

(iii)          The Security Interest and Liens created by the Security Documents and other liens in favor of the Lender or the Lender’s affiliates;

(iv)          Purchase money Liens relating to indebtedness or capitalized lease obligations for the acquisition of machinery and equipment of the Borrower not exceeding the lesser of cost or fair market value thereof and so long as no Default Period is then in existence and none would exist immediately after such acquisition;

(v)           mortgages, pledges, liens or security interests in that certain real property located at 2400 Xenium Lane North, Plymouth, Minnesota, provided, however, that Borrower shall have obtained the prior written consent of Lender, which consent shall not be unreasonably withheld, and provided that there is not an Event of Default;

(vi)          Liens on property or assets acquired pursuant to a permitted acquisition under Section 6.17 provided that such Liens do not attach to any other asset of the Borrower or any of its Subsidiaries;

(vii)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(viii)        Liens encumbering leasehold improvements and fixtures granted in favor of Borrower’s landlords pursuant to leases;

(ix)           inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; and

(x)            Liens in respect of property or assets of any Borrower imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of any of Borrower’s property or assets or materially impair the use thereof in the operation of the business of Borrower or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien.

(b)           The Borrower will not amend any financing statements in favor of the Lender except as permitted by law.  Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.

Section 6.4            Indebtedness.  The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower’s behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

(a)           Indebtedness arising hereunder;

(b)           Indebtedness of the Borrower in existence on the date hereof and listed in Schedule 6.4 hereto;

(c)           Indebtedness relating to Permitted Liens;

(d)           Trade debt owed to vendors incurred in the ordinary course of business.

Section 6.5            Guaranties.  The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

(a)           The endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

(b)           Guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.4 hereto.

Section 6.6            Investments and Subsidiaries.  The Borrower will not make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person or Affiliate, including any partnership or joint venture, nor purchase or hold beneficially any stock or other securities or evidence of indebtedness of any other Person or Affiliate, except:

(a)           Investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S.  corporations rated “A-1” or “A-2” by Standard & Poor’s Ratings Services or “P-1” or “P-2” by Moody’s Investors Service, tax advantaged securities having a maturity of three (3) years or less issued by a municipality rated “A” by at least two rating agencies, corporate debt having a maturity of two (2) years or less rated “A” by at least two rating agencies, money market funds, repurchase agreements with a maturity of seven (7) days or less or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers’ acceptances are fully insured by the Federal Deposit Insurance Corporation);

(b)           Travel advances not exceeding at any one time an aggregate of $50,000; and

(c)           Prepaid rent not exceeding two months or security deposits; and

(d)           Current investments in the Subsidiaries in existence on the date hereof and listed in Schedule 5.5 hereto.

Borrower may create additional Subsidiaries provided that Borrower will provide Lender thirty (30) days notice prior to the creation of any Subsidiary; provided further that such Subsidiary shall immediately execute and deliver to the Lender a counterpart of this Agreement and become a Borrower.

Section 6.7            Dividends and Distributions.  So long as no Event of Default exists or will occur as a result thereof, the Borrower may declare and pay dividends on its capital stock.

Section 6.8            Books and Records; Collateral Examination, Inspection and Appraisals.

(a)           The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower’s business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender’s request, will permit any officer, employee, attorney, accountant or other agent of the Lender to audit, review, make extracts from or copy any and all company and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower’s affairs with any of its senior offices and independent accountants.

(b)           Upon two (2) Banking Days’ notice to the Borrower, the Borrower will permit the Lender or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of the Borrower at any time during ordinary business hours;  provided, however, that if the Lender reasonably believes that a Default or an Event of Default may have occurred, Lender shall not be required to give prior notice of such inspections.  For purposes of this subsection (c), visits by employees or agents of Lender to stores operated by Borrower shall not be deemed to be inspections requiring prior notice so long as such visits are conducted during normal business hours.

(c)           The Lender may also obtain during the continuance of a Default or an Event of Default, obtain at the Borrower’s expense an appraisal of Inventory by an appraiser acceptable to the Lender in its sole discretion.

Section 6.9            Account Verification.

(a)           During any Default Period, the Lender or its agent may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors.  At any time during any Default Period, the Lender or its agent may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

(b)           The Borrower shall pay when due each account payable due to a Person holding a Permitted Lien (as a result of such payable) on any Collateral.

Section 6.10         Compliance with Laws.

(a)           The Borrower shall (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

(b)           Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

(c)           The Borrower shall (i) ensure that no Owner shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of the proceeds of the Credit Facility or any other financial accommodation from the Lender to violate any of the foreign asset control regulations of OFAC or other applicable law, (iii) comply with all applicable Bank Secrecy Act laws and regulations, as amended from time to time, and (iv) otherwise comply with the USA Patriot Act as required by federal law and the Lender’s policies and practices.

Section 6.11         Payment of Taxes and Other Claims.  The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

Section 6.12         Maintenance of Properties.

(a)           The Borrower will keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this covenant shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Borrower’s judgment, desirable in the conduct of the Borrower’s business and not disadvantageous in any material respect to the Lender.  The Borrower will take all commercially reasonable steps necessary to protect and maintain its Intellectual Property Rights.

(b)           The Borrower will defend the Collateral against all Liens, claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein.  The Borrower will keep all Collateral free and clear of all Liens except Permitted Liens.  The Borrower will take all commercially reasonable steps necessary to prosecute any Person Infringing its Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person’s Intellectual Property Rights.

Section 6.13         Insurance.  The Borrower will obtain and at all times maintain insurance with insurers acceptable to the Lender, in such amounts, on such terms (including any deductibles) and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates.  Without limiting the generality of the foregoing, the Borrower will at all times maintain business interruption insurance for its headquarters at 2400 Xenium Lane North, Plymouth, Minnesota, including coverage for force majeure and  keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender’s loss payable endorsement for the Lender’s benefit.  All policies of liability insurance required hereunder shall name the Lender as an additional insured.

Section 6.14         Preservation of Existence.  The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

Section 6.15         Delivery of Instruments, etc.  Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by the Borrower.

Section 6.16         Sale or Transfer of Assets; Suspension of Business Operations.  The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations, without the prior written consent of the Lender.  The Borrower will not transfer any part of its ownership interest in any Intellectual Property Rights and will not permit any agreement under which it has licensed Licensed Intellectual Property to lapse, except that (i) the Borrower may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Intellectual Property Rights are no longer useful in its business and (ii) the Borrower may enter into intracompany transfers.  If the Borrower transfers any Intellectual Property Rights for value, the Borrower will pay over the proceeds to the Lender for application to the Obligations.  The Borrower will not license any other Person to use any of the Borrower’s Intellectual Property Rights, except that the Borrower may grant licenses in the ordinary course of its business in connection with sales of Inventory or provision of services to its customers.

Section 6.17         Consolidation and Merger; Asset Acquisitions.  Neither a Borrower nor the Guarantor will consolidate with or merge into any Person, or permit any other Person to merge into it, acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person unless:

(a)           the corporation formed by such consolidation or into which the Borrower or the Guarantor, as the case may be, is merged (if the Borrower or the Guarantor is not the surviving entity) or the Person that acquires by conveyance or transfer all or substantially all of the properties and assets of the Borrower or the Guarantor, as the case may be, (i) shall be a corporation organized and existing under the laws of the Unites States of America or any State or the District of Columbia, (ii) shall expressly assume by an amendment to or restatement of this Agreement, or the Guaranty, as applicable, the performance of every covenant of this Agreement on the part of the Borrower or of the Guaranty on the part the Guarantor to be performed or observed and (iii) if such corporation is a holding company with a significant portion of its operations conducted and assets held by one or more subsidiaries, shall provide for guaranties from such subsidiaries on substantially the same terms and conditions as are set forth in the Guaranty;

(b)           immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

(c)           immediately after giving effect to such transaction, the corporation formed by such consolidation or into which the Borrower or the Guarantor, as the case may be, is merged or the Person that acquired by conveyance or transfer all or substantially of the properties and assets of the Borrower or the Guarantor, as the case may be, shall have a tangible net worth of not less than the consolidated tangible net worth of the Borrower and Guarantor immediately preceding such transaction;

(d)           the Borrower and the Guarantor have delivered to the Lender an officer’s certificate and opinion of counsel (which opinion may rely, as to factual matters, upon a certificate of an executive officer of the Borrower or the Guarantor) stating that such consolidation , merger conveyance or transfer and such amendment or restatement complies with this Section 6.17 and that all conditions precedent herein relating to such transaction have been complied with; and

(e)           such merger, consolidation or sale has been approved prior to the transaction in writing by the Lender.

Upon any consolidation or merger of the Borrower or the Guarantor into another entity, or any conveyance or transfer of all or substantially all of the properties and assets of the Borrower or the Guarantor in accordance herewith, the successor entity formed by such consolidation or into which the Borrower or the Guarantor, as the case may be, is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor entity had been named as the Borrower herein.

Any Borrower may acquire another Person or substantially all the assets of another Person so long as the cash consideration for such acquisition does not exceed $20,000,000 for all such transactions in any fiscal year of the Borrowers; and further provided that immediately after giving effect to such transaction, (i) no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing and (ii) the Borrowers’ actual amount of aggregate cash and marketable securities that are permitted investments under Section 6.6 as of the measurement date immediately following such transaction, shall not be less than 60% of the aggregate of such items set forth in the Borrowers’ projections delivered to Lender for the applicable period.

Section 6.18         Sale and Leaseback.  The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided, however, that the Borrower may enter into such transaction with respect to the real property on which its headquarters is presently located and with respect to any personal property related thereto.

Section 6.19         Restrictions on Nature of Business.  Without the advance written consent of the Lender, which consent shall not be unreasonably withheld, the Borrower will not engage in any line of business except for retail and direct apparel and accessory sales and will not purchase, lease or otherwise acquire assets not related to its business.

Section 6.20         Accounting.  The Borrower will not adopt any material change in accounting principles other than as required by GAAP.  The Borrower will not adopt, permit or consent to any change in its fiscal year unless such change is made in accordance with GAAP and all applicable tax laws and regulations.

Section 6.21         Plans.  Unless disclosed to the Lender pursuant to Section 5.12, neither the Borrower nor any ERISA Affiliate will (i) adopt, create, assume or become a party to any Pension Plan, (ii) incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Plan in a manner that would materially increase its funding obligations.

Section 6.22         Place of Business; Name.  The Borrower will not transfer its chief executive office or principal place of business.  The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest.  The Borrower will not change its name or jurisdiction of organization without the prior written consent of Lender, which consent shall not be unreasonably withheld.

Section 6.23         Constituent Documents; S Corporation Status.  The Borrower will not amend its Constituent Documents in a manner adverse to the interests of Lender or become an S Corporation.

Section 6.24         Performance by the Lender.  If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Section 6.11 and Section 6.13, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender’s option, in the Lender’s name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate.  To facilitate the Lender’s performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender’s delegate, acting alone, as the Borrower’s attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower hereunder.

ARTICLE VII
EVENTS OF DEFAULT, RIGHTS AND REMEDIES

Section 7.1            Events of Default.  “Event of Default”, wherever used herein, means any one of the following events:

(a)           Default in the payment of any Obligations when they become due and payable,;

(b)           Failure to pay when due any amount specified in Section 2.3 relating to the Borrower’s Obligation of Reimbursement, or failure to pay immediately when due or upon termination of the Credit Facility any amounts required to be paid for deposit in the Special Account under Section 2.4;

(c)           An Overadvance arises as the result of any reduction in the Borrowing Base, or arises in any manner on terms not otherwise approved of in advance by the Lender in writing;

(d)           Any Financial Covenant shall become inapplicable due to the lapse of time and the failure to amend any such covenant to cover future periods;

(e)           The Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Guarantor, as the case may be; or the Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Guarantor;

(f)            A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor;

(g)           Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any Guaranty delivered to the Lender, or by the Borrower (or any of its Officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

(h)           The rendering against the Borrower of an arbitration award, final judgment, decree or order for the payment of money in excess of $1,000,000 and the continuance of such arbitration award, judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

(i)            A default under any bond, debenture, note or other evidence of material indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any material lease or other contract, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument, lease or contract;

(j)            Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or the Borrower or any ERISA Affiliate shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or the Borrower or any ERISA Affiliate shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on the Borrower’s assets in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of the Borrower to the Multiemployer Plan under Title IV of ERISA;

(k)           An event of default shall occur under any Security Document;

(l)            The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, merge with another Person unless the Borrower is the surviving entity; or sell or attempt to sell all or substantially all of its assets, without the Lender’s prior written consent;

(m)          Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder;

(n)           Any Guarantor shall repudiate, purport to revoke or fail to perform any obligation under such Guaranty in favor of the Lender, or any Guarantor shall cease to exist;

(o)           Any event or circumstance with respect to the Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by the Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of the Borrower shall occur;

(p)           Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender shall occur;

(q)           Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement, other than those identified in Sections 7.1(a) through (p) above and other than a breach of the requirements of Section 6.2, the breach of which covenant is not cured to the Lender’s satisfaction within ten (10) Banking Days, provided that Lender shall have no obligation to make an Advance during any such cure period.

Section 7.2            Rights and Remedies.  During any Default Period, the Lender may exercise any or all of the following rights and remedies:

(a)           The Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

(b)           The Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

(c)           The Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

(d)           The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

(e)           The Lender may make demand upon the Borrower and, forthwith upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.4 an amount equal to the aggregate maximum amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

(f)            The Lender may exercise and enforce its rights and remedies under the Loan Documents; and

(g)           The Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(e) or (f), the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.  If the Lender sells any of the Collateral on credit, the Obligations will be reduced only to the extent of payments actually received.  If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Obligations.

Section 7.3            Certain Notices.  If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least ten calendar days before the date of intended disposition or other action.

ARTICLE VIII
MISCELLANEOUS

Section 8.1            No Waiver; Cumulative Remedies; Compliance with Laws.  No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents.  The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.  The Lender will comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

Section 8.2            Amendments, Etc.  No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.3            Notices; Communication of Confidential Information; Requests for Accounting.  Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, (d) transmitted by telecopy, or (e) sent as electronic mail, in each case delivered or sent to the party to whom notice is being given to the business address, telecopier number, or e mail address set forth below next to its signature or, as to each party, at such other business address, telecopier number, or e mail address as it may hereafter designate in writing to the other party pursuant to the terms of this Section.  All such notices, requests, demands and other communications shall be deemed to be an authenticated record communicated or given and effective when received by the Lender or the Borrower, as the case may be.  All notices, financial information, or other business records sent by either party to this Agreement may be transmitted, sent, or otherwise communicated via such medium as the sending party may deem appropriate and commercially reasonable.  All requests for an accounting under Section 9-210 of the UCC (i) shall be made in a writing signed by a Person authorized under Section 2.2(a), (ii)

shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation, (iii) shall be deemed to be sent when received by the Lender and (iv) shall otherwise comply with the requirements of Section 9-210.  The Borrower requests that the Lender respond to all such requests that on their face appear to come from an authorized individual and releases the Lender from any liability for so responding.  The Borrower shall pay the Lender the maximum amount allowed by the UCC for responding to such requests.

Section 8.4            Further Documents.  The Borrower will from time to time execute, deliver, endorse and authorize the filing of any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender’s rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers, endorses or authorizes the filing of any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

Section 8.5            Costs and Expenses.  The Borrower shall pay on demand all costs and expenses, including reasonable attorneys’ fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, any Letter of Credit and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

Section 8.6            Indemnity.  In addition to the payment of expenses pursuant to Section 8.5, the Borrower shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the “Indemnitees”) from and against any of the following (collectively, “Indemnified Liabilities”):

(i)            Any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

(ii)           Any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.10(b) ; and

(iii)          Any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.  Notwithstanding the foregoing, the Borrower shall not be obligated to indemnify any Indemnitee for any Indemnified Liability caused by the gross negligence or willful misconduct of such Indemnitee.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee’s request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower’s sole costs and expense.  Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding.  If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.  The Borrower’s obligation under this Section 8.6 shall survive the termination of this Agreement and the discharge of the Borrower’s other obligations hereunder.

Section 8.7            Participants.  The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants.  All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender’s participants, successors or assigns.

Section 8.8            Execution in Counterparts; Telefacsimile Execution.  This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

Section 8.9            Retention of Borrower’s Records.  The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by the Borrower or in connection with the Loan Documents for more than 30 days after receipt by the Lender.  If there is a special need to retain specific records, the Borrower must inform the Lender of its need to retain those records with particularity, which must be delivered in accordance with the notice provisions of Section 8.3 within 30 days of the Lender taking control of same.

Section 8.10         Binding Effect; Assignment; Complete Agreement; Sharing Information.  The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender’s prior written consent.  This Agreement shall also bind all Persons who become a party to this Agreement as a borrower.  This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.  To the extent that any provision of this Agreement contradicts other provisions of the Loan Documents, this Agreement shall control. Without limiting the Lender’s right to share information regarding the Borrower and its Affiliates with the Lender’s participants, accountants, lawyers and other advisors, the Lender and Wells Fargo Bank may share any and all information they may have in their possession regarding the Borrower and its Affiliates solely in connection with the performance of services by Lender under this Agreement.

Section 8.11         Severability of Provisions.  Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 8.12         Headings.  Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 8.13         Governing Law; Jurisdiction, Venue; Waiver of Jury Trial.  The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota.  The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient; (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents may be venued in either the state or federal courts located in the City of Minneapolis, Minnesota and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 8.14         Confidentiality.  Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel, provided such Persons shall be subject to the provisions of this Section 8.14 to the same extent as the Lender) any information with respect to the Borrower which is now or in the future furnished pursuant to this Agreement or any of the Loan Documents and which is designated by the Borrower to the Lender as confidential, provided that the Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 8.4 by the Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation and (iv) in order to comply with any law, order, regulation or ruling applicable to the Lender.

THE BORROWER AND THE LENDER WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. Borrower’s Initials                    ; Lender’s Initials                    ;

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Christopher & Banks, Inc.	CHRISTOPHER & BANKS, INC.
Christopher & Banks Company
Christopher & Banks Services Company	By:	/s/ Andrew K. Moller
2400 Xenium Lane	Andrew K. Moller
Plymouth, Minnesota 55441	Senior Vice President & Chief
Financial Officer
Telecopier: 763) 551-5161
Attention: Andrew K. Moller
e-mail: amoller@christopherandbanks.com
CHRISTOPHER & BANKS COMPANY

	By:	/s/ Andrew K. Moller
Andrew K. Moller
Senior Vice President & Chief
Financial Officer

CHRISTOPHER & BANKS SERVICES
COMPANY

	By:	/s/ Andrew K. Moller
Andrew K. Moller
Senior Vice President & Chief
Financial Officer

Wells Fargo Bank, National Association,	WELLS FARGO BANK, NATIONAL
acting through its Wells Fargo Business Credit	ASSOCIATION, acting through its Wells
operating division	Fargo Business Credit operating division
MAC- 9312-040
Sixth & Marquette	By:	/s/ Kerri L. Otto
Minneapolis, Minnesota 55479	Kerri L. Otto
Telecopier: ((612) 673-8589	Its Assistant Vice President
Attention: Kerri L. Otto
e-mail: kerri.l.Otto@wellsfargo.com

Table of Exhibits and Schedules

Exhibit A	Form of Revolving Note

Exhibit B	Compliance Certificate

Exhibit C	Premises

Schedule 5.1	Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

Schedule 5.2	Capitalization and Organizational Chart

Schedule 5.5	Subsidiaries

Schedule 5.7	Litigation Matters

Schedule 5.11	Intellectual Property Disclosures

Schedule 5.14	Environmental Matters

Schedule 6.3	Permitted Liens

Schedule 6.4	Permitted Indebtedness and Guaranties

Exhibit A to Credit and Security Agreement

REVOLVING NOTE

$50,000,000.00	November 4, 2005

For value received, the undersigned CHRISTOPHER & BANKS, INC., CHRISTOPHER & BANKS COMPANY AND CHRISTOPHER & BANKS SERVICES COMPANY, each a Minnesota corporation (the “Borrower”), hereby jointly and severally promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division, at its office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifty Million and 00/100 Dollars ($50,000,000.00) or the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Amended and Restated Credit and Security Agreement dated the same date as this Note (the “Credit Agreement”) by and between the Lender and the Borrower.  The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement.  This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof.  This Note is the Revolving Note referred to in the Credit Agreement.  This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

A-1

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.  Each of the undersigned is primarily liable herein as co-maker; and neither are merely “accommodation parties.”  The undersigned each waive all defenses based upon the status of an accommodation party.

CHRISTOPHER & BANKS, INC.

By:
Andrew K. Moller
Senior Vice President & Chief Financial
Officer

CHRISTOPHER & BANKS COMPANY

By:
Andrew K. Moller
Senior Vice President & Chief Financial
Officer

CHRISTOPHER & BANKS SERVICES
COMPANY

By:
Andrew K. Moller
Senior Vice President & Chief Financial
Officer

A-2

Exhibit B to Credit and Security Agreement

COMPLIANCE CERTIFICATE

To:	Wells Fargo Business Credit
Date:	, 20
Subject:	Financial Statements

In accordance with our Amended and Restated Credit and Security Agreement dated as of November 4, 2005 (the “Credit Agreement”), attached are the financial statements of  (the “Borrower”) as of and for                  , 20    (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”).  All terms used in this certificate have the meanings given in the Credit Agreement.

I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower’s financial condition as of the date thereof.

I further hereby certify as follows: Events of Default.  (Check one):

☐            The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

☐            The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrower acknowledges that pursuant to 2.5(b) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period.

Material Adverse Change in Litigation Matters of the Borrower.  I further hereby certify as follows (check one):

☐                          The undersigned has no knowledge of any material adverse change to the litigation exposure of the Borrower or any of its Guarantors or Affiliates.

☐                          The undersigned has knowledge of material adverse changes to the litigation exposure of the Borrower or any of its Guarantors or Affiliates not previously disclosed in Schedule 5.7. Attached to this Certificate is a statement of the facts with respect thereto.

Financial Covenants.  I further hereby certify as follows (check and complete each of the following):

1.             Minimum Cash Flow; Maximum Cash on Hand.  Pursuant to Section 6.2(a) of the Credit Agreement, as of the Reporting Date, the Borrower’s Cash Flow was $

B-1

which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than $0 on the Reporting Date, or such Cash Flow was less than $0 but the Borrower’s cash and cash equivalents as of such date ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than the amount set forth in the table below:

Period	Minimum Cash and Cash Equivalents
End of first fiscal quarter	$20,000,000
End of second fiscal quarter	$15,000,000
End of third fiscal quarter	$10,000,000
End of fourth fiscal quarter	$25,000,000

2.             Minimum Inventory Turns Ratio.  Pursuant to Section 6.2(b) of the Credit Agreement, as of the Reporting Date, the Borrower’s Inventory Turns Ratio was      to 1:00 which ☐ satisfies ☐ does not satisfy the requirement that such ratio be no less than 3.00 to 1.00 on the Reporting Date.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above.  These computations were made in accordance with GAAP.

By:
Its Chief Financial Officer

B-2

Exhibit C to Credit and Security Agreement

PREMISES

The Premises referred to in the Credit and Security Agreement are as follows:

1.  Headquarters and Distribution Center:

2400 Xenium Lane North

Plymouth, Minnesota 55441

2.  Stores:

See attached spreadsheets.

102           White Bear Center
4395 Lake Avenue South
White Bear Lake, MN 55110
651-426-4042

103           Woodbury Lakes Bldg A
9100 Hudson Road Suite #112
Woodbury, MN 55125
651-264-0123

105           Central Square Mall
201 NW 4th Street
Grand Rapids, MN 55744
218-326-4330

106           Northgate Mall
9483 Colerain Avenue
Cincinnati, OH 45251
513-245-0564

108           Southdale Center
2330 Southdale Center
Edina, MN 55435
952-920-1830

109           Arbor Lakes #Bldg 14
7876 Main Street North
Maple Grove, MN 55369
763-773-2000

110           Northtown Mall
232 Northtown Drive
Blaine, MN 55434
763-786-0310

111           Maplewood Mall
3001 White Bear Avenue
Suite 2014
Maplewood, MN 55109
651-770-3921

112           Crossroads Shopping Center
4101 West Division St. Suite B37
St. Cloud, MN 56301-6601
320-253-0170

113           Washington Square Mall
815 Lake Avenue
Detroit Lakes, MN 56501
218-847-4958

115           Columbia Mall #427
2800 Columbia Road
Grand Forks, ND 58201
701-772-6637

116           Rapids Mall
555 West Grand Ave. B-4
Wisconsin Rapids, WI 54495
715-421-2730

117           Paul Bunyan Mall
1401 Paul Bunyan Drive NW
Bemidji, MN 56601
218-751-5812

118           Prairie Hills Mall
1681 3rd Ave W
Dickinson, ND 58601
701-225-6896

119           Southtown Center #511
7833 Southtown Center
Bloomington, MN 55431
952-886-9053

120           Westdale Mall
2600 Edgewood Road SW
Cedar Rapids, IA 52404
319-396-3257

121           Southpoint Pavilions #L-17
2940 Pine Lake Road, Suite O
Lincoln, NE 68516
402-420-6888

122           West Acres Mall
I-29 and 13th Avenue South
Fargo, ND 58103
701-282-9308

124           Holiday Mall
425 COLLEGE DRIVE S STE #6
DEVILS LAKE, ND 58301
701-662-5095
(must be in all caps where shown)

126          Crossroads Mall
217 S. 25th Street (C4)
Fort Dodge, IA 50501
515-955-5282

127           Dakota Square
214 Dakota Square
Minot, ND 58701
701-852-2444

128           Valley View Mall #121
3800 State Rd 16
LaCrosse, WI 54601-1898
608-781-0560

129           The Village of Blaine #314
4255 Pheasant Ridge Drive
Blaine, MN 55449
763-783-7251

130           Kirkwood Plaza
630 Kirkwood Plaza
Bismarck, ND 58504
701-222-2993

132           Crossroads Mall #209
2060 Crossroads Blvd.
Waterloo, IA 50702
319-226-3211

133           Westfield Mall-Gateway
320 Gateway Mall #516
Lincoln, NE 68505
402-467-2593

135           Southpark Mall
4500 16th Street
Moline, IL 61265
309-762-9338

136           Southern Hills Mall
4400 Sergeant Road, Suite 402
Sioux City, IA 51106-4752
712-274-2633

137          Northpark Mall
320 West Kimberly Road
Davenport, IA 52806
563-386-4924

138           Rosedale Mall #593
342 Rosedale Center
Roseville, MN 55113
651-634-4022

139           Independence Center, #1152
18805 East 39th
Independence, MO 64057
816-795-9309

140           Bay Park Square
251 Bay Park Square
Green Bay, WI 54304
920-499-2978

141           Regency Mall
5630 Durand Avenue
Racine, WI 53406
262-554-0275

142           Westland Mall
550 South Gear Ave., Suite #42
West Burlington, IA 52655
319-753-6555

143           Kandi Mall
1605 South 11th Street
Willmar, MN 56201
320-235-0616

144           Capital Mall
3600 Country Club Drive
Jefferson City, MO 65109
573-893-4575

146           Frontier Mall
1400 Del Range Boulevard
Cheyenne, WY 82001
307-638-4461

147           The Kennedy Mall #638
555 John F. Kennedy Road
Dubuque, IA 52002
563-582-4033

148           Crossroads Mall #1130
1130 Crossroads Blvd.
Oklahoma City, OK 73149
405-631-3783

149           Silver Lake Mall #117
200 W. Hanley Avenue
Coeur D’Alene, ID 83814
208-762-4522

150           Kaleidoscope
655 Walnut, Suite #228
Des Moines, IA 50309
515-243-4485

151           Eden Prairie Center #1140
8251 Flying Cloud Dr.
Eden Prairie, MN 55344
952-943-0255

152           Southbridge Mall
100 South Federal #309
Mason City, IA 50401
641-423-2849

153           Lakewood Mall #21
3315 6th Avenue SE
Aberdeen, SD 57402
605-226-1556

154           Oakpark Mall #212
1301 NW 18th Avenue
Austin, MN 55912
507-437-8541

155           Janesville Mall
2500 Milton Avenue
Janesville, WI 53545
608-752-3042

156           East Ridge Mall
601 Wyoming Boulevard #283
Casper, WY 82609
307-265-0660

157           East Town Mall #15
2350 East Mason
Green Bay, WI 54302
920-468-4061

158           Burnsville Center
2022 Burnsville Center
Burnsville, MN 55306
952-435-1717

159           Merle Hay Mall
3800 Merle Hay Rd., Suite #920
Des Moines, IA 50310
515-270-9688

160           Green Bay Plaza #6F
807 S Military
Green Bay, WI 54303
920-490-0639

161           Viking Plaza #B-4
3015 Highway 29 South
Alexandria, MN 56308
320-762-0472

162           New Towne Mall #317
400 Mill Avenue S.E.
New Philadelphia, OH 44663
330-308-9403

163           Greeley Mall
1955 Greeley Mall
Greeley, CO 80631
970-356-5009

164           Great Northern Mall
524 Great Northern Mall
North Olmsted, OH 44070
440-716-8284

165           Wausau Center
C324 Wausau Center
Wausau, WI 54403
715-848-3464

166           Great Northern Mall
4155 Route 31
Clay, NY 13041
315-622-2829

167           Marshalltown Mall
2500 South Center Street
Marshalltown, IA 50158
641-753-0631

168           Manhattan Towne Center
100 Manhattan Towne Ctr. #270
Manhattan, KS 66502
785-539-8202

169           Jordan Creek Town Center
101 Jordan Creek Parkway
Suite 11280
West Des Moines, IA 50266
515-223-0631

170           Time Square
7605 148th Street
Apple Valley, MN 55124
952-432-9287

171           Northland Mall
954 West Northland Avenue
Appleton, WI 54911
920-739-1099

172           Forest Mall
835 West Johnson Street
Fond du Lac, WI 54935
920-922-2133

173           North Grand Mall
2801 Grand Avenue
Ames, IA 50010
515-232-2018

174           Beaver Valley Mall #344
Monaca, PA 15061
724-775-5088

175           College Square Mall
1140 College Square Mall
Cedar Falls, IA 50613
319-277-6397

176           Fair Oaks Mall
2284 25th Street
Columbus, IN 47201
812-372-0965

177           Alton Square #A09
116 Alton Square
Alton, IL 62002
618-463-2350

178           Fox River Mall #322
4301 West Wisconsin
Appleton, WI 54913
920-733-2331

179           Valley West Mall
1551 Valley West Dr., #235
West Des Moines, IA 50266
515-223-0312

180           Hickory Point Mall
1125 Hickory Point Mall
Forsyth, IL 62535
217-875-3867

181           Westfield Southlake MaIl
1955 Southlake Mall
Merrillville, IN 46410
219-736-6007

182           1308 Spring Hill Mall
West Dundee, IL 60118
847-426-3635

183           111 Conestoga Mall
3404 West 13th Street
Grand Island, NE 68803
308-381-2824

184           Lima Mall #158
2400 Elida Road
Lima, OH 45805
419-221-1031

185           Summit Mall #140
3265 West Market Street
Akron, OH 44333
330-869-9356

186           Lindale Mall
4444 1st Avenue NE #142
Cedar Rapids, IA 52402
319-393-5764

187           Montclair Center
13029 West Center Road
Omaha, NE 68144
402-333-0805

188           Eastland Mall #312
800 No. Green River Road
Evansville, IN 47715
812-477-0840

189           Mall of the Bluffs #302
1751 Madison Avenue
Council Bluffs, IA 51501
712-322-6276

190           Oakwood Mall

4800 Golf Road
Eau Claire, WI 54701
715-834-2928

191           East Towne Mall
48 East Towne Mall, #D-404
Madison, WI 53704
608-249-7712

192          127 Central Mall
2259 South 9th Street
Salina, KS 67401
785-823-6114

195           Westfield Chesterfield #267
267 Westfield Chesterfield
Chesterfield, MO 63017
636-536-2710

196           Village Mall
2917 North Vermilion
Danville, IL 61832
217-443-4233

197           River Valley Mall #709
1635 River Valley Circle
Lancaster, OH 43130
740-687-1746

198           Chapel Hill Mall #211
2000 Brittain Road
Akron, OH 44310
330-634-1397

200           Huntington Mall #840
P.O. Box 4005
Barboursville, WV 25504-4000
304-733-2901

201           Coral Ridge Mall #312
1451 Coral Ridge Avenue
Iowa City, IA 52241
319-625-2803

202           White Oaks Mall #A-03
2501 W. Wabash Avenue
Springfield, IL 62704
217-726-5530

203           Miller Hill Mall #I-3
1600 Miller Trunk Highway
Duluth, MN 55811
218-720-3490

204          Meridian Mall #553
1982 W. Grand River Avenue
Okemos, MI 48864
517-347-1671

206           Eastland Mall #D-40
2739 S. Hamilton Road
Columbus, OH 43232
614-861-9511

207           Twin Peaks Mall
1250 S. Hover Road Suite #75
Longmont, CO 80501
303-485-5345

208           Brookfield Square Mall #D-42
95 North Moorland Road
Brookfield, WI 53005
262-796-1567

209           Commerce Center
2232 Commerce Boulevard
Mound, MN 55364
952-472-8040

210           Parmatown Mall #73
7953 W. Ridgewood Drive
Parma, OH 44129
440-845-4457

211           Huron Mall
1000 18th Street SW
Huron, SD 57350
605-352-1529

212           Chapel Hills Mall #413
1710 Briargate Blvd.
Colorado Springs, CO 80920
719-528-6504

213           Hutchinson Mall #B-9
1500 East 11th Street
Hutchinson, KS 67501
620-665-0058

214           Nittany Mall #607-608
East College Avenue
State College, PA 16801
814-867-0898

215           Viewmont Mall #774
Scranton, PA 18508
570-344-5142

216           Westshore Mall
12331 James Street, Suite 128
Holland, MI 49424
616-393-0155

217           Empire Mall
4001 West 41st Street #840
Sioux Falls, SD 57106-6512
605-361-7405

218           Sandburg Mall
1150 West Carl Sandburg Drive
Galesburg, IL 61401
309-344-1284

219           Faribo West Mall
200 Western Avenue Suite B4
Faribault, MN 55021
507-332-0536

220           Morgantown Mall
9913 Mall Road
Morgantown, WV 26501
304-983-6613

221           232 Birchwood Mall
4350 24th Avenue
Fort Gratiot, MI 48059
810-385-7640

222           The Mall at Greece Ridge #H-19a
257 Greece Ridge Center Drive
Rochester, NY 14626
585-227-0490

223           River Hills Mall
1850 Adams Street, #214
Mankato, MN 56001-4840
507-345-1951

225           #84 Quincy Place Mall
1110 Quincy Avenue
Ottumwa, IA 52501
641-683-1315

226           Ashland Town Center #178
500 Winchester Ave.
Ashland, KY 41101
606-326-0721

227           West Gate Mall

14136 Baxter Drive
Baxter, MN 56425
218-828-8399

228           #57 Watertown Mall
1300 9th Avenue SE
Watertown, SD 57201
605-886-2195

230           Apache Mall Space #1070
333 Apache Mall
Rochester, MN 55902
507-281-2011

232          Grand Traverse Mall #410
3200 S. Airport Road West
Traverse City, MI 49684
231-935-4433

233           Mall of America #266/270
270 South Boulevard
Bloomington, MN 55425
952-858-8512

234           Cedar Mall
2900 South Main
Rice Lake, WI 54868
715-234-4672

235           Northland Mall
1635 Oxford Street
Worthington, MN 56187
507-376-3888

237           Thunderbird Mall
1535 Thunderbird Mall
Menomonie, WI 54751
715-235-1788

238           Thunderbird Mall
1427 S. 12th Avenue
Virginia, MN 55792-3247
218-741-8767

239           York Galleria #157
157 York Galleria
2899 Whiteford Road
York, PA 17402
717-757-5676

240           Hilltop Mall
5003 North Second Ave., Suite 5
Kearney, NE 68848
308-234-9765

241           Sunset Plaza #37
1700 Market Lane
Norfolk, NE 68701
402-379-1082

242          Hutchinson Mall #36
1060 Hwy 15 South
Hutchinson, MN 55350
320-234-7443

244           Cary Town Center #150
1105 Walnut St.
Cary, NC 27511-4791
919-468-8727

245           Center Point Mall
1201 3rd Court. Suite D-50
Stevens Point, WI 54481
715-341-9877

246           Southridge Mall
1111 E. Army Post Rd. #128
Des Moines, IA 50315
515-285-1428

248           Copper Country Mall
47420 State Hwy M-26
Houghton, MI 49931
906-482-4010

249           Imperial Mall
3001 W. 12th Suite 37
Hastings, NE 68901
402-463-2233

250           Monument Mall
2302 Frontage Rd. #2
Scotts Bluff, NE 69361
308-635-1125

251           Pierre Mall
1615 North Harrison
Pierre, SD 57501
605-224-1134

252           Magic Valley Mall
1485 Pole Line Rd. E. #253
Twin Falls, ID 83301
208-733-9456

253           Grand Teton Mall, Space #147
2300 East 17th Street. Suite 54
Idaho Falls, ID 83404
208-525-8187

254           Boise Towne Square
350 N. Milwaukee #1041
Boise, ID 83704
208-322-7442

255           Rimrock Mall
300 S. 24th St. W. #B-1
Billings, MT 59102
406-652-4324

259           Red Wing Mall
160 Tyler Road North
Red Wing, MN 55066
651-385-0377

260           Buffalo Mall
Hwy 281 South & 25th St. SW
Jamestown, ND 58402
701-251-9362

261           Holiday Village Mall
1200 Tenth Avenue South
Great Falls, MT 59405
406-452-7950

262           Bay City Mall
4101 Wilder Road
Bay City, MI 48706
989-667-4810

263           Southpark Mall
901 11th Street SW
Spencer, IA 51301
712-262-1762

264           Yankton Mall
2101 Broadway
Yankton, SD 57078
605-665-4136

265           Pine Tree Mall
2716 Roosevelt Road
Marinette, WI 54143
715-732-0644

266           Towne West Square
4600 West Kellogg
Wichita, KS 67209
316-945-2700

267           Lakeview Square
5775 Beckley Road
Battle Creek, MI 49015
269-979-8828

268           Winona Mall
1213 Gilmore
Winona, MN 55987
507-453-0405

269           Penn Central Mall
200 High Avenue West Ste. #25
Oskaloosa, IA 52577
641-673-7540

270          Southern Park Mall
7401 Market Street #221a
Youngstown, OH 44512
330-758-0992

271           Village Square
2601 Central
Dodge City, KS 67801
620-227-6959

272           Garden City Plaza
2214 East Kansas
Garden City, KS 67846
620-272-0922

273           Westwood Mall #776
1850 W. Michigan Ave.
Jackson, MI 49202
517-841-9302

274           Rogers Plaza
1024 Rogers Plaza Southwest
Wyoming, MI 49509
616-531-1342

275           Provo Towne Center
1200 Provo Town Center
Blvd #1000
Provo, UT 84603
801-852-2873

276           Memorial Mall
3347 Kohler Memorial Drive
Sheboygan, WI 53081
920-451-4643

277           Delta Plaza Shopping Center
301 North Lincoln Road
Escanaba, MI 49829
906-789-4296

278           Foothills Fashion Mall
215 East Foothills Parkway, B-9
Fort Collins, CO 80525
970-226-3742

279          Centrum Plaza
915 Short Street
Decorah, IA 52101
563-382-0093

280           Moorhead Center Mall
512 Center Avenue
Moorhead, MN 56560
218-233-6649

281           Eastview Mall
150 Eastview Mall #B-8
Victor, NY 14564
585-421-3800

282           Westgate Mall
515 North Adams Suite #223
Carroll, IA 51401
712-792-0035

283           Northtown Mall #B105
4750 Division Street
Spokane, WA 99207
509-487-5001

284           Capitol Hill Mall
1600 11th Avenue
Helena, MT 59601
406-442-6006

285           Pueblo Mall
3539 Dillon Drive
Pueblo, CO 81008
719-542-9227

286           Washington Park Mall
2350 SE Washington Blvd.
Bartlesville, OK 74006
918-335-2249

287           Market Street Mall
1420 East College Drive
Marshall, MN 56258
507-532-0014

288           Butte Plaza Mall E. #6
3100 Harrison Avenue
Butte, MT 59701
406-494-8385

289           Karcher Mall
1509 Caldwell Blvd.
Nampa, ID 83651
208-466-0130

290           Peru Mall — Suite H-5
3940 Route U.S. 251
Peru, IL 61354
815-223-1065

291           Pioneer Square Shopping Ctr.
725 North Perkins Road
Stillwater, OK 74075
405-743-4510

292           Northway Shopping Center
503 East Ives Street
Marshfield, WI 54449
715-384-9412

293           Wenatchee Valley Mall
511 Valley Mall Park—Way
East Wenatchee, WA 98802
509-886-5606

294           Central Mall
5111 Rogers Avenue
Ft. Smith, AR 72903
479-484-7167

295           Miami Valley Centre
987 East Ash Street
Piqua, OH 45356
937-773-5545

296           South Towne Center #1224
10450 South State
Sandy, UT 84070
801-553-1264

297           Northwest Arkansas Mall
4201 No. Shiloh Dr. #115
Fayetteville, AR 72703
479-442-3767

298           Boulevard Mall
1281 Niagra Falls Blvd.
Amherst, NY 14226
716-831-0013

299           Francis Scott Key Mall #252
5500 Buckeystown Pike
Frederick, MD 21703
240-379-7569

300           Paradise Valley Mall
4550-72 E. Cactus Rd.
Phoenix, AZ 85032
602-992-1672

301           Glenwood Springs Mall D5
51027 Hwy 6 &24
Glenwood Springs, CO 81601
970-945-7034

302           Susquehanna Valley Mall #C6
Rtes 11&15
Selinsgrove, PA 17870
570-374-6364

303           Bangor Mall #F9/F11
663 Stillwater Ave.
Bangor, ME 04401
207-942-0967

304           Wilton Mall at Saratoga #E-14
3065 Rt. 50
Saratoga Springs, NY 12866
518-581-2591

305           Rotterdam Square Mall #G14
93 West Campbell Rd. #6050
Schenectady, NY 12306
518-346-9259

306           Shopping Town Mall #2-B
3649 Erie Blvd East
DeWitt, NY 13214
315-446-0345

307           Springfield Mall #2U
1250 Baltimore Pike
Springfield, PA 19064
610-543-8030

308           Triangle Town Center BU2032 & BU2036
5959 Triangle Town Blvd.
Raleigh, NC 27616
919-792-2838

309           The Citadel #2202
750 Citadel Drive East
Colorado Springs, CO 80909
719-597-8882

310           West Ridge Mall #F17
1801 Wanamaker Road
Topeka, KS 66604
785-271-1459

311           Westfield Shopping Towns #776
470 Lewis Ave
Meriden, CT 06451
203-238-9776

312           Westfield Shopping Towns #55
90 Elm Street
Enfield, CT 06082
860-741-8484

313           Northgate Mall#747a
401 NE Northgate Way
Seattle, WA 98125
206-366-2821

314           Valley Mall #312
1925 E Market Street
Harrisonburg, VA 22801
540-442-8388

315           Meadowbrook Mall #330
2399 Meadowbrook Road
Bridgeport, WV 26330
304-842-3800

316           Westfield Shopping Towns-
 Richland #B4
687 Richland Mall
Mansfield, OH 44906
419-529-5462

318           Apple Blossom Mall #S149
1850 Apple Blossom Dr.
Winchester, VA 22601
540-665-9560

319           Fort Steuben Mall #Al2
100 Mall Drive
Steubenville, OH 43952
740-346-0722

320           Tippecanoe Mall #B09
2415 Sagamore Parkway South
Lafayette, IN 47905
765-449-8471

321           Honey Creek Mall #D4a
3401 South US Hwy 41
Terre Haute, IN 47802
812-238-9631

322           Novi Town Center #43151
43151 Crescent Blvd.
Novi, MI 48375
248-347-1721

323           Platte River Mall #40&50
1000 S. Dewey
North Platte, NE 69101
308-534-0162

324           Arnot Mall
3300 Chambers Rd Ste. #5104
Horseheads, NY 14845
607-739-6167

325           Riverdale Village, Suite 101
12771 Riverdale Blvd
Coon Rapids, MN 55448
763-421-0830

326           Rockford Rd. Plaza #125 & 128
4190 Vinewood Lane N.
Plymouth, MN 55442
763-744-1049

327           Gurnee Mills #761
6170 Grand Ave
Gurnee, IL 60031
847-855-1380

328           Centerpointe Mall #8B2
3655 28th St SE
Grand Rapids, MI 49512
616-285-1993

329           Chautauqua Mall #626
318 E Fairmont Ave.
Lakewood, NY 14750
716-763-8664

330           Great Lakes Mall #514
7850 Mentor Ave.
Mentor, OH 44060
440-205-0571

331           Mercer Mall #720
US 460 & WV 25
Bluefield, WV 24701
304-327-8929

332           New River Valley Mall #828
782 New River Rd
Christiansburg, VA 24073
540-381-9560

333           Crossroads Mall #C4&C5
89 Crossroads Mall
Mt. Hope, WV 25880
304-250-0046

334           College Mall #CO4B(a)
2864 East 3rd Street
Bloomington, IN 47407
812-336-0402

335           The Mall at Robinson
2830 Robinson Centre Drive
Pittsburgh, PA 15205
412-494-4909

336           Colonie Center #286
131 Colonie Center
Albany, NY 12205
518-482-1157

337           Polaris Fashion Place #2236
1500 Polaris Parkway
Columbus, OH 43240
614-888-9242

338           Ashtabula Mall #415
3315 North Ridge E Unit 415
Ashtabula, OH 44004
440-992-4509

339           Charlestowne Mall #F105
3800 E Main St
St. Charles, IL 60174
630-443-8972

340           Greenwood Park Mall #CO2
1251 US 31 North/Box 187
Greenwood, IN 46142
317-882-1364

341           Castleton Square #330
6020 E 82nd Street
Indianapolis, IN 46250
317-849-6291

342           River Ridge Mall #F265
3405 Candlers Mountain Road
Lynchburg, VA 24502
434-239-5500

343           Valley View Mall #LF265
4802 Valley View Blvd NW
Roanoke, VA 24012
540-777-0128

344           Northwoods Mall #AL05
2200 West War Memorial Drive
Peoria, IL 61613
309-679-0480

345           Berkshire Mall #A106
SWC Old State Road
Lanesboro, MA 01237
413-496-9300

346           Crossgates Mall #N108
1 Crossgates Mall Road
Albany, NY 12203
518-456-0154

347           Holyoke Mall at Ingleside #H-309
50 Holyoke Street
Holyoke MA 01040
413-532-7337

348           Independence Mall #C118
101 Independence Mall Way
Kingston, MA 02364
781-422-0138

349           Fort Henry Mall #E4
2101 Fort Henry Drive
Kingsport, TN 37664
423-245-5583

350           Poughkeepsie Galleria #A115
790 South Road
Poughkeepsie, NY 12601
845-298-0668

351           Hudson Valley Mall #A06
1300 Ulster Ave, Suite 303
Kingston, NY 12401
845-336-5725

352           Midway Mall
3250 Midway Mall
Elyria, OH 44035
440-324-2922

353           Galleria at Crystal Run #D206
1 Galleria Dr
Middletown, NY 10941
845-692-6679

354           Champlain Center #D110
60 Smithfield Blvd
Plattsburgh, NY 12901
518-561-8674

355           Pyramid Mall of Ithaca #F09
40 Catherwood Road
Ithica, NY 14850
607-257-7705

356           Belden Village Mall #C-14
4156 Belden Village Mall
Canton, OH 44718
330-493-9590

357           Salmon Run Mall #B105
1300 Arsenal Street
Watertown, NY 13601
315-779-8100

358           Crestwood Center #416
416 Crestwood Plaza
St. Louis, MO 63126
314-963-3443

359           Adrian Mall #1254
1357 S Main St
Adrian, MI 49221
517-266-0174

360           Lakewood City Commons
#Bldg L, Ste A
7700 West Virginia Ave
Lakewood, CO 80226
720-962-4772

361           Marketplace at Northglenn #Bldg 5
331A West 104th Ave
Northglenn, CO 80234
720-929-9950

362           Flatiron Crossing #1004
One West Flat Iron Circle
Broomfield, CO 80021
303-469-3923

363           Columbia Mall #126
2300 Bernadette Dr
Columbia, MO 65203
573-445-7245

364           Valley River Center #E8
214 Valley River Center
Eugene, OR 97401
541-431-4646

365           Valley Mall #A10
2529 Main Street Suite #117
Union Gap, WA 98903
509-469-5544

366           Towne East Square #P05
7700 E Kellog Dr.
Wichita, KS 67207

316-652-7800

367           West Town Mall #1123
7600 Kingston Pike
Knoxville, TN 37919
865-539-0993

368           McKinley Mall #808
3701 McKinley Pkwy
Buffalo, NY 14219
716-825-2153

369           SouthMall #516a
3300 S. Lehigh St.
Allentown, PA 18103
610-797-2238

370           Colorado Mills #456
14500 West Colfax Avenue
Lakewood, CO 80401
303-590-1448

371           Tyrone Square #846a
6924 Tyrone Square
St. Petersburg, FL 33710
727-343-3478

372           Arapahoe Crossing #101
6616 Parker
Aurora, CO 80016
303-617-7621

373           The Galleria #218
500 Galleria Drive
Johnstown, PA 15904
814-262-9001

374           Paddock Mall #454a
3100 College Road
Ocala, FL 34474
352-861-5299

375           Spotsylvania Mall #850
137 Spotsylvania Mall
Fredericksburg, VA 22407
540-786-9911

376           Port Charlotte Town Center #215
1441 Tamiami Trail
Port Charlotte, FL 33948
941-255-3399

377           Governor’s Square Mall #670
2801 Wilma Rudolph Blvd.
Clarksville, TN 37040
931-221-0102

378           Seminole Towne Center #F03a
200 Towne Center Circle
Sanford, FL 32771
407-330-0488

379           The Shops at Evergreen Walk
Space #TS103
101 Evergreen Way #115
S. Windsor, CT 06074
860-644-7726

380           Flagstaff Mall #F26
4650 N. Hwy 89
Flagstaff, AZ 86004
928-714-1187

381           Coventry Mall #H2
Rtes. 724 & 100 By-Pass
Pottstown, PA 19465
610-327-4512

382           St. Clair Square #176
134 St. Clair Square
Fairview Heights, IL 62208
618-622-3564

383           Animas Valley Mall #470
4601 E. Main Street
Farmington, NM 87402
505-326-0179

384           White Mountain Mall #1129
2441 Foothill Blvd.
Rock Springs, WY 82901
307-362-7596

385           Part City Center #E575
575 Park City Center
Lancaster, PA 17601
717-207-0741

386           Prescott Gateway #1064
3250-1064 Gateway Blvd.
Prescott, AZ 86303
928-708-0569

387           The Shops at Boardwalk #SP18
8630 North Boardwalk Ave
Kansas City, MO 64154
816-505-4664

388           Clearview Mall #730+735
101 Clearview Circle #735
Butler, PA 16001
724-283-1069

389           Greenway Station #K106
1651 Demingway Suite #106
Middleton, WI 53562
608-831-0605

390           Mall of New Hampshire #E111
1500 S. Willow Street
Manchester, NH 03103
603-626-8887

391           Clackamas Town Center #1048
12000 SE 82rd Avenue
Portland, OR 97266
503-353-0750

392           Patrick Henry Mall #411
12300 Jefferson Avenue
Newport News, VA 23602
757-882-1050

393           TownMall of Westminster #241
400 North Center Street
Westminster, MD 21157
410-871-3230

394           Uniontown Mall #P728
1728 Mall Run Road
Uniontown, PA 15401
724-434-5360

395           Auburn Mall S108
385 Southridge Street
Auburn, MA 01501
508-832-4005

396           Fox Run #G28
50 Fox Run Rd.
Newington, NH 03801
603-431-9470

397           Emerald Square Mall #W241 & E243
999 S Washington Street
North Attleboro, MA 02760
508-643-9199

398           Phillipsburg Mall #207 & 208
1200 Hwy 22 East
Phillipsburg, NJ 08865
908-454-0330

399           The Mall at Whitney Field #14
100 Commercial Road
Leominster, MA 01453
978-537-5566

400           Vista Ridge Mall #1280
2401 S. Stemmons Fwy
Lewisville, TX 75067
214-488-3720

401          West Park Mall
219 West Park Mall
Cape Girardeau, MO 63703
573-332-0220

402           Cottonwood Mall
4835 South & Highland Drive
Salt Lake City, UT 84117
801-278-4033

403           Northland Mall #10
2900 E. Lincolnway
Sterling, IL 61081
815-626-7195

404           Layton Hills Mall
2088 Layton Hills Mall
Layton, UT 84041
801-544-7731

405           Cache Valley Mall #1020
1300 N. Main St.
Logan, UT 84341
435-755-6710

406           Charleston Town Center #1015
3000 Charleston Town Center
Charleston, WV 25389
304-344-5002

407           Southpark Center
920 Southpark Center
Strongsville, OH 44136
440-238-4338

408           Southgate Mall
2901 Brooks St.
Missoula, MT 59801
406-549-2687

409           Antioch Shopping Center
5241 Center Mall
Kansas City, MO 64119
816-454-4899

410          North Park Mall #7
1129 North Baldwin Ave.
Marion, IN 46952
765-668-8479

411           Cherryvale Mall #F29-B
7200 Harrison Ave
Rockford, IL 61112
815-332-3328

412           Quincy Mall
33rd & Broadway Street
Quincy, IL 62301
217-228-8465

413           The Mall at Hays #60
2918 Vine Street
Hays, KS 67601
785-623-4653

414           Capitol City Mall #608

3513 Capitol City Mall Drive
Camp Hill, PA 17011
717-303-0540

415           Frisco Station Mall
100 North Dixieland Road
Rogers, AR 72756
479-936-7955

416           Hunter’s Square
31065 Orchard Lake Rd.
Farmington Hills, MI 48334
248-737-4527

417           Mid-Town Mall
1084 South Stephenson Highway
Iron Mountain, MI 49801
906-774-0111

419           Elk Park Center
19128 Freeport Street NW, C-105
Elk River, MN 55330
763-241-1852

420           Gallatin Valley Mall
2825 West Main
Bozeman, MT 59718
406-586-5993

421           Petoskey Town Center
1319 Spring St
Petoskey, MI 49770
231-348-8751

422           Northbridge Mall
2452 Bridge Ave, AC-11
Albert Lea, MN 56007
507-377-7153

423           Newgate Mall
3651 Wall Ave. #1074
Ogden, UT 84405
801-392-7094

424           Sooner Mall #305
3251 W. Main St.
Norman, OK 73072
405-329-3000

425           Mid Rivers Mall
1600 Midrivers Drive #2006
St. Peters, MO 63376
636-278-2386

427           Midland Mall #147
6800 Eastman Avenue
Midland, MI 48642
989-837-2373

428           Fashion Square Mall #420
4843 Fashion Square Mall
Saginaw, MI 48604
989-249-7838

429           Spokane Valley Mall #1162
14700 East Indiana
Spokane Valley, WA 99216
509-893-1312

430           Westland Mall
35000 W. Warren Road
Westland, MI 48185
734-261-4788

431           Mission Center
4725 Johnson Dr. #121
Mission, KS 66205
913-236-9016

432           Eastern Hills Mall #434
4545 Transit Road
Williamsville, NY 14221
716-626-9600

433           Upper Valley Mall #606
1475 Upper Valley Pike
Springfield, OH 45504
937-325-0165

434           Concord Mall
3701 S. Main
Elkhart, IN 46517
574-875-8922

435           Glenbrook Square #E3
4201 Coldwater
Ft. Wayne, IN 46805
260-484-3154

436           Muncie Mall #K06
3501 Granville Ave
Muncie, IN 47303
765-286-8530

437           North Park Mall #146
101 Rangeline Road
Joplin, MO 64801
417-206-3172

438           Walden Galleria
34 Walden Galleria #D111
Cheektowaga, NY 14225
716-681-8755

439           Rogue Valley Mall #2041
1600 N. Riverside Dr.
Medford, OR 97501
541-245-6817

440           Logan Valley Mall
758 Logan Valley Mall
Altoona, PA 16602
814-940-5630

441           Columbia Center
397 Columbia Center Blvd.
Kennewick, WA 99336
509-737-9292

442           Westmoreland Mall #259
Route 30 East #259
Greensburg, PA 15601
724-834-4855

443           Rushmore Mall #210
2200 N. Maple
Rapid City, SD 57701
605-399-0789

444           North Hanover Mall
1155 Carlisle St.
Hanover, PA 17331
717-630-8117

445           Southglenn Mall #D2140
6911 S. University Blvd.
Littleton, CO 80122
303-703-6399

446           Wyoming Valley Mall #310
55 Wyoming Valley Mall
Wilkes-Barre, PA 18702-6872
570-825-6330

447           Lycoming Mall
300 Lycoming Mall Circle, Ste.193
Pennsdale, PA 17756
570-546-0648

448           Battlefield Mall #F-10
2825 South Glenstone Ave
Springfield, MO 65804
417-883-8791

449           Everett Mall
1402 SE Everett Mall Way
Everett, WA 98208
425-290-1444

450           Valley Mall #591
17301 Valley Mall Road
Hagerstown, MD 21740
301-582-6230

451           Kitsap Mall #F-7
10315 Silverdale Way NW
P.O Box 900
Silverdale, WA 98383
360-698-7057

452           Cascade Mall #A8
745 Cascade Mall Dr.
Burlington, WA 98233-3253
360-757-1553

453           Southland Mall #265
1425 Marion-Waldo Rd
Marion, OH 43302
740-725-1119

454           Vancouver Mall #215
8700 NE Vancouver Mall Dr.
Vancouver, WA 98662
360-885-2419

455           Markland Mall B03
1220 South 17th Street
Kokomo, IN 46902
765-456-1332

456           Bay Shore Mall #F-10
5900 N Port Washington Road
Milwaukee, WI 53217
414-332-9105

457           Mesa Mall #332
2424 Hwy 6 — 50
Grand Junction, CO 81505
970-243-7660

458           University Park Mall #125
6501 N. Grape Road
Mishawaka, IN 46545
574-273-5224

459           Monroeville Mall #248
200 Monroeville Mall
Monroeville, PA 15146
412-373-7105

460           South County Center
320 South Centerway
St Louis, MO 63129
314-416-4351

461           Bayshore Mall #206
3300 Broadway
Eureka, CA 95501
707-476-8662

462           Millcreek Mall
625 Millcreek Mall
Erie, PA 16565
814-864-6426

463           Heritage Mall #A117
2137 14th Ave SE
Albany, OR 97322
541-924-1201

464           Genesee Valley Center #840
3453 South Linden Road
Flint, MI 48507
810-230-1321

465           Hilldale Shopping Ctr #116a
702 N Midvale Blvd
Madison, WI 53705

608-231-2687

466           Southridge Mall #1340
5300 S 76th Street
Greendale, WI 53129
414-855-0180

467           Kentucky Oaks Mall #720
5101 Hinkleville Rd
Paducah, KY 42001
270-415-0658

468           Southhill Mall #920
3500 S. Meridian
Puyallup, WA 98373
253-435-9912

469           Sandusky Mall #260
4314 Milan Road
Sandusky, OH 44870
419-627-2751

470           High Plains Shpg Ctr
1227 West Main Street
Sterling, CO 80751
970-526-1714

471           Durango Mall #E-3
800 South Camino del Rio
Durango, CO 81301
970-385-9150

472           Marketplace Mall
Space #C3 & C9A
701 Miracle Mile Dr.
Rochester, NY 14623
585-424-2560

473           Lansing Mall #171
5324 West Saginaw Hwy
Lansing, MI 48917
517-886-6090

474           Bellis Fair Mall #340
One Bellis Fair Parkway
Bellingham, WA 98226
360-647-6080

475           Midland Mall #B07
4511 N. Midkiff Dr.
Midland, TX 79705
432-697-0462

476           Montgomery Village #731
731 Village Court
Santa Rosa, CA 95405
707-526-3983

477           Chambcrsburg Mall #706
3055 Black Gap Road
Chambersburg, PA 17201
717-263-3763

478           Washington Crown Center #264
1500 W. Chestnut Street
Washington, PA 15301
724-250-7180

479           Shenango Valley Mall #650
3303 East State Street
Hermitage, PA 16148
724-342-1404

480           Eastwood Mall #1155
5555 Youngstown-Warren Rd
Niles, OH 44446
330-505-1213

481           Southland Center #1090
23000 Eureka (I-75)
Taylor, MI 48180
734-287-9050

482           Exton Square Mall
158 Exton Square
Exton, PA 19341
610-363-3808

483           The Crossroads #257
6650 S. Westnedge Ave
Portage, MI 49024
269-324-8055

484           Tri-County Mall #E5
11700 Princeton Pike
Cincinnati, OH 45246
513-671-9000

485           Grand Central Mall #263
100 Grand Central Mall
Parkersburg, WV 26101
304-485-8700

486           Lloyd Center #H216
1226 Lloyd Center
Portland, OR 97232
503-281-7237

487           Dayton Mall #702
2700 Miamisburg-Centerville Rd
Dayton, OH 45459
937-428-5953

488           Indian Mound Mall #717
771 South 30th Street
Heath, OH 43056
740-788-8865

489           Colonial Park Mall #17/18
Route 22 & Colonial Rd
Harrisburg, PA 17109
717-920-9890

490           Jefferson Pointe Shopping Ctr #05
4220 W Jefferson Blvd
Ft. Wayne, IN 46804
260-436-6831

491           The Lakes Mall #1034
5600 Harvey Street
Muskegon, MI 49444
231-798-4253

492           Westroads Mall #3228
10000 California Street
Omaha, NE 68114
402-391-1292

493           Frenchtown Square Mall #575
2121 N. Monroe Street
Monroe, MI 48162
734-243-9880

494           Ohio Valley Mall #570
67800 Mall Road
St. Clairsville, OH 43950
740-695-0912

501           South Hills Village #2030A
Route 19 & Fort Couch
Pittsburgh, PA 15241
412-851-7201

502           Fox Valley Center #E6
1356 Fox Valley Center Dr.
Aurora, IL 60504
630-585-8642

504           Westfield Hawthorne #517
517 Hawthorn Center
Vernon Hills, IL 60061
847-816-0789

505           Eastwood Towne Center #D4
3016 Towne Center Blvd.
Lansing, MI 48912
517-267-1608

506           West County Shopping Center #2159
135 West County Center
Des Peres, MO 63131
314-984-9799

507           Lakeside Mall #2055
14600 Lakeside Circle
Sterling Heights, MI 48313
586-566-1408

509           Madison Square Mall #25
5901 University Drive
Huntsville, AL 35806
256-837-6280

510           Mt. Berry Square #717
993 Mount Berry Square
Rome, GA 30165
706-235-4841

511           Westgate Mall #260
7701 W. 1-40
Amarillo, TX 79121
806-468-7308

512           Florence Mall #1028
1028 Florence Mall
Florence, KY 41042
859-282-1921

513           Hamilton Place #158
2100 Hamilton Place Blvd.
Chattanooga, TN 37421
423-855-8630

514           RiverGate Mall #1025
1000 Rivergate Pkwy
Goodlettsville, TN 37072
615-859-9896

515           Village Square Mall #61, 62, 63
61 Village Square Mall
Effingham, IL 62401
217-347-6660

516           Legacy Village # 25319
25319 Cedar Road
Lyndhurst, OH 44124
216-382-6738

517           Pioneer Place #3110
700 SW 5th Avenue. Suite 410
Portland, OR 97204
503-228-8470

518           Eastgate Mall #F-800
4601 Eastgate Blvd.
Cincinnati, OH 45245
513-943-7686

519           Park Place Mall #212/214
5870 E Broadway
Tucson, AZ 85711
520-514-2995

520           Asheville Mall #K-14/K-16
3 S. Tunnel Rd.
Asheville, NC 28805
828-299-3125

521           College Square #56
2550 E. Morris Blvd.
Morristown, TN 37813
423-587-1515

522           Georgia Square #21
3700 Atlanta Hwy.
Athens, GA 30606-3155
706-548-3974

523           Westgate Mall #505
205 W. Blackstock Rd.
Spartanburg, SC 29301
864-587-1547

524           Stroud Mall #272b
454 Stroud Mall
Stroudsburg, PA 18360
570-517-5026

525           Arbor Place Mall #1185
6700 Douglas Blvd.
Douglasville, GA 30135
770-489-4925

526           Cool Springs Galleria #2240
1800 Galleria Blvd.
Franklin, TN 37067
615-771-0125

527           Harford Mall #6
670 Bel Air Rd.
Bel Air, MD 21014
410-638-8222

528           Marketplace Mall #385
2000 N. Neil St.
Champaign, IL 61820
217-352-2926

529           Hanes Mall #CU724
3320 Silas Creek Pkwy
Winston Salem, NC 27103-3032
336-765-0366

530           Fayette Mall #D432
3401 Nicholasville Rd., Ste. #303
Lexington, KY 40503
859-245-1628

531           Eastfield Mall #124
1655 Boston Road
Springfield, MA 01129
413-543-2411

532           Columbia Mall #610
225 Columbia Mall Dr.
Bloomsburg, PA 17815
570-387-4950

533           Mall St. Matthews #1770
5000 Shelbyville Rd.
Louisville, KY 40207
502-897-6049

534           Stones River Mall #B-140
1720 Old Fort Pkwy.
Murfreesboro, TN 37129
615-907-9770

535           Alderwood Mall #948
3000 184th St. SW
Lynnwood, WA 98037
425-771-0728

536           McCain Mall #F02A
3929 McCain Blvd. Suite #209
N. Little Rock, AR 72116
501-812-4085

537           Towson Town Center #3225
825 Dulaney Valley Rd.
Towson, MD 21204
410-828-4430

538           Towne Square Mall #H10 & H12
5000 Frederica St.
Owensboro, KY 42301
270-683-5690

539           Tabor Center #106
1201 l6th St.
Denver, CO 80202-1567
303-629-8791

540           Northgate Mall #F010-F020
249 Northgate Mall
Chattanooga, TN 37415
423-870-9252

541          Palmer Park Mall #B-5
140 Palmer Park Mall
Easton, PA 18045
610-253-2004

542           Palouse Mall #D7
1850 W. Pullman Rd.
Moscow, ID 83843
208-883-9981

543           The Village Centre #A11
122 E 24th Street
Columbus, NE 68601
402-564-0564

544           Yorktown Shopping Center
203 Yorktown Shopping Center
Lombard, IL 60148
630-424-1011

545           White March Mall #1210
8200 Perry Hall Blvd.
Baltimore, MD 21236
410-931-2645

546           Pine Ridge Mall #1152
4155 Yellowstone Hwy.
Chubbuck, ID 83202
208-637-0542

547           Mall of Georgia #2049A
3333 Buford Drive
Buford, GA 30519
678-546-6379

548           Leavenworth Plaza #1025
3400 S 4th St Trafficwav
Leavenworth, KS 66048
913-682-1711

549           Town Center at Levis Commons
Space #18-A
4170 Levis Commons Blvd.
Perrysburg, OH 43551
419-873-9810

550          Cottonwood Mall #C206
10000 Coors Bypass
Albuquerque, NM 87114
505-792-5107

551           The Summit Louisville #D1A
4304 Summit Plaza Dr.
Louisville, KY 40241
502-425-3242

552           Superstition Springs Mall #1220
6555 E Southern Ave.
Mesa, AZ 85206
480-985-2911

553           Sikes Senter #170
3111 Midwestern Pkwy
Wichita Falls, TX 76308
940-691-0900

554           Ross Park Mall
1000 Ross Park Mall Dr.
Pittsburgh, PA 15237
412-367-8014

555           Towne Mall #A8
1704 N Dixie Hwy
Elizabethtown, KY 42701
270-763-0294

556           Central Mall #37
9 Central Mall
Texarkana, TX 75503
903-223-8962

557           Central Mall #132
200 SW C Ave
Lawton, OK 73501
580-591-0698

558           Deerfield Town Center #3010
5515 Deerfield Boulevard
Mason, OH 45040
513-770-3280

560           Valley Hills Mall #209
1960 Hwy. 70 S.E.
Hickory, NC 28602
828-324-0622

561           Red Cliffs Mall #1168
1770 E. Red Cliffs Dr.
St. George, UT 84790
435-627-0534

562           The Gateway #1080
16 S Rio Grande St.
Salt Lake City, UT 84101
801-456-1290

563           Golden Triangle Mall #L11B
2201 1-35 E.
Denton, TX 76205
940-323-1200

564           Arrowhead Town Center #1232
7700 W. Arrowhead Towne Cntr. Dr.
Glendale, AZ 85308
623-979-7589

565           Charlottesville Fashion Square #1416
1542 East Rio Road
Charlottesville, VA 22901
434-973-9910

566           The Shops on Lane Ave. #D42
1595 W Lane Ave.
Upper Arlington, OH 43221
614-486-7693

567           Fashion Place #1485
6191 South State Street #238
Murray, UT 84107
801-685-2171

568           Auburn Mall #1022
550 Center St.
Auburn, ME 04210
207-782-0608

569           Salem Center #220
480 Center St.
Salem, OR 97301
503-763-8754

570           Streets of Woodfield #160
601 Martingale Rd.
Schaumburg, IL 60173
847-969-0231

571           Carolina Mall #275
1480 US Hwy 29 N
Concord, NC 28025
704-784-1480

572           University Mall #1052
1237 E. Main St.
Carbondale, IL 62901
618-351-9500

573           Irving Mall #E04
3880 Irving Mall
Irving, TX 75062
972-659-0878

574           Louis Joliet Mall #1430
3340 Mall Loop Dr.
Joliet, IL 60431
815-436-4978

575           Longview Mall #L06A
3500 McCain Rd.
Longview, TX 75605
903-234-9484

576           Oakdale Mall #74
223 Reynolds Rd
Johnson City, NY 13790
607-798-0020

577           Valley View Center #2040
13331 Preston Road
Dallas, TX 75240
972-716-9933

578           Village Pointe
17170 Davenport St. Space #E108
Omaha, NE 68118
402-289-0600

579           Diamond Run Mall #200+203
Rte 7 South
Rutland, VT 05701
802-773-1345

580           Clay Terrace #E05
14300 Clay Terrace Blvd.
Carmel, IN 46032
317-566-8960

582           Findlay Village Mall #479
1800 Findlay-Tiffin Ave.
Findlay, OH 45840
419-425-6975

584           Richmond Square #541
3801 National Rd. East
Richmond, IN 47374
765-935-0326

585           Capitola Mall #E09
1855 41st Ave.
Capitola, CA 95010
831-477-1758

586           University Mall #H8
155 Dorset St
Burlington, VT 05403
802-864-1180

587           Lebanon Valley Mall #B9 & B8
2231 Lebanon Valley Mall
Lebanon, PA 17042
717-273-6246

588           Hot Springs Mall #B6
4501 Central Ave.
Hot Springs, AR 71913
501-520-0545

589           Lufkin Mall #1124
4600 S. Medford Dr.
Lufkin, TX 75901
936-634-0044

590           Hanford Mall #C2
1675 W. Lacey Blvd.
Hanford, CA 93230
559-584-5338

591           Garden City Center #8100
59 Hill Side Rd
Cranston, RI 02920
401-942-0177

592           Somerset Mall #12b
4150 US Hwy 27 S
Somerset, KY 42501
606-451-0783

593           Montgomery Mall Suite 132
132 Montgomery Mall
North Wales, PA 19454
215-362-0324

594           Eastland Mall #1050
1615 E. Empire St.
Bloomington, IL 61701
309-663-1038

595           The Shoppes at Brinton Lake C-300
955 Baltimore Pike
Glen Mills, PA 19342
610-361-4595

596           Richland Mall #7+ST3
6001 W. Waco Dr.
Waco, TX 76710
254-772-4800

598        Northfield Square #424B
1600 N State Rte 50
Bourbonnais, IL 60914
402-465-0378

600           Metropolis #B255
340 Metropolis Mile. Suite 125
Plainfield, IN 46168
317-837-1140

602           Swansea Mall #1420/1419
262 Swansea Mall Dr.
Swansea, MA 02777
508-730-2028

603           Chesterfield Towne Center #318
11500 Midlothian Tpke
Richmond, VA 23235
804-794-2463

604           Cross Country Mall #3
700 Broadway E.
Mattoon, IL 61938
217-258-8828

605           The Avenue at Carriage Cross #559
Houston Levee Rd/Bill Morris Prky
Collierville, TN 38017
901-861-2498

606           Westfield Shopping Town-Capital #H7
625 Black Lake Blvd. SW
Olympia, WA 98502-8601
360-754-6571

607           Macomb Mall
32233 Gratiot Ave.
Roseville, MI 48066
586-293-1242

609           Parks at Arlington #1202
3811 S Cooper St.
Arlington, TX 76015
817-557-2410

610           Shawnee Mall #1556
4901 N Kickapoo St.
Shawnee, OK 74804
405-273-5030

611           Mt. Shasta Mall #C16
900 Dana Dr.
Redding, CA 96001
530-223-0176

612           Streets of Tanasbourne #610
2130 NW Allie Avenue Bldg. 600
Hillsboro, OR 97124
503-531-8823

613           Dartmouth Mall #1240
200 N Dartmouth Mall
Dartmouth, MA 02747
508-990-3800

614           Mall of Abilene #1404
4310 Buffalo Gap Rd.
Abilene, TX 79606
325-793-2747

616           Sunrise Mall #D10
6145 Sunrise Mall
Citrus Heights, CA 95610
916-726-3677

617           Steeplegate Mall #1116
270 Loudon Rd
Concord, NH 03301
603-223-4029

618           Mesilla Valley Mall #1416
700 S Telshor Blvd.
Las Cruces, NM 88011
505-521-4093

620           Chico Mall #D-405
1950 E. 20th St.
Chico, CA 95928
530-891-9421

623           Woodland Hills Mall #0118a
7021 S. Memorial Dr.
Tulsa, OK 74133
918-252-0090

625           Rivertown Crossing #1018
3700 Rivertown Pkwy.
Grandville, MI 49418
616-261-4273

626        Ingram Park Mall #N11
6301 NW Loop 410
San Antonia, TX 78238
210-523-1183

628           Firewheel Towne Center #D11
155 Cedar Sage Drive
Garland, TX 75040
972-530-0802

629           NewPark Mall #2021
2086 NewPark Mall
Newark, CA 94560
510-745-8340

632           Silver City Galleria #A216
2 Galleria Mall Dr.
Taunton, MA 02780
508-821-9410

633           Greenbrier Mall #1236
1401 Greenbrier Pkwy S
Chesapeake, VA 23320
757-424-1131

635           Mall at Fairfield Commons #W170
2727 Fairfield Commons
Beavercreek, OH 45431
937-320-1982

637           Cape Cod Mall #S139A
769 Iyannough Rd
Hyannis, MA 02601
508-778-8250

638           Westfield Shopping Towns-Solano #R1
1350 Travis Blvd.
Suite 1496-B
Fairfield, CA 94533
707-429-3016

639           Greenwood Mall #510
2625 Scottsville Rd.
Bowling Green, KY 42104
270-846-1224

641        Berkshire Mall #350
1665 State Hill Rd
Wyomissing, PA 19610
610-376-4955

642           Concord Mall #740
4737 Concord Pike
Wilmington, DE 19803
302-478-1404

644        Moorestown Mall #1360
400 Rte 38
Moorestown, NJ 08057
856-866-1131

645           Sunland Park Mall #E06B
750 Sunland Park Drive
El Paso, TX 79912
915-832-0721

647           Santa Fe Place #1398
4250 Cerrillos Rd.
Santa Fe, NM 87505
505-471-5127

648           Short Pump Town Center #2138
11800 W Broad St
Richmond, VA 23233
804-360-5058

649           Mall at Tuttle Crossing #267 & 268
5043 Tuttle Crossing Blvd.
Dublin, OH 43016
614-799-2816

650           Eastridge Mall #1098
1 Eastridge Mall
San Jose, CA 95122
408-270-3894

651           Panama City Mall #2156
2150 Martin Luther King Drive
Panama City, FL 32405
850-769-3162

652           Galleria at Pittsburgh Mills #210
210 Pittsburgh Mills Circle
Tarentum, PA 15084
724-274-4594

654           Dover Mall #1110
1365 N Dupont Hwy
Dover, DE 19901
302-677-0601

656        Shops at Centerra #F630
NEC 1-25 & Hwy 34
Loveland, CO 80538
970-203-0884

659           Cordova Mall #F611A
5100 N 9th Ave
Pensacola, FL 32504
850-477-9903

663           Laurel Mall #31
106 Laurel Mall
Hazleton, PA 18201
570-453-0905

665           Lakeland Square #0264
3800 US Hwy 98 N
Lakeland, FL 33809
863-853-7005

668           Orange Park Mall #G16
1910 Wells Rd.
Orange Park, FL 32073
904-264-5612

801           Southpark Mall
4500 16th Street
Space #0485 & 0490
Moline, IL 61265
309-797-9413

802           Fashion Square Mall
4895 Fashion Square Mall
Space #402 Hybird
Saginaw, MI 48602
989-249-9095

803           Oakwood Mall
4800 Golf Road
Space #716
Eau Claire, WI 54701
715-831-6277

804           Fox River Mall
4301 West Wisconsin
Appleton, WI 54913
920-733-0680

805           Mall of the Bluffs
1751 Madison Ave.
Space #530
Council Bluffs, IA 51501
712-323-1902

806           Bay City Mall
4101 Wilder Road
Space E517
Bay City, MI 48706
989-684-8226

807           Forest Mall
835 West Johnson St.
Space #E02
Fond du Lac, WI 54935
920-929-8481

808           University Park Mall
6501 N.Grape Road
Space #254
Mishawaka, IN 46545
574-243-7663

809           Burnsville Center
915 County Road 42 W.
Burnsville, MN 55306
952-892-5877

810           Northtown Mall
215 Northtown Drive
Space #D20
Blaine, MN 55434
763-783-0066

811           Westshore Mall
12331 James Street
Space #B10
Holland, MI 49424
616-355-7726

812           White Oaks Mall
2501 West Wabash Ave.
Space #A01
Springfield, IL 62704
217-698-5020

813           Lindale Mall
4444 1st Avenue N. E.
Space #212
Cedar Rapids, IA 52402
319-378-3490

814           Rushmore Mall
2200 North Maple Avenue
Space #212
Rapid City, SD 57701-7881

605-355-0335

815           Empire Mall

4001 W 41st Street # 540
Space #25
Sioux Falls, SD 57106-6523
605-362-7825

817           Southern Hills Mall
4400 Sergeant Road
Space #314
Sioux City, IA 51106
712-276-3890

818           Meridian Mall
Space #525
1982 East Grand River Ave.
Okemos, MI 48864
517-381-5060

819           Northpark Mall
320 West Kimberly Road
Space #OO90
Davenport, IA 52806
563-391-7005

820           Cherryvale Mall
7200 Harrison Ave.
Space #H-45
Rockford, 1L 61112
815-332-8820

821           Lansing Mall
5332 West Saginaw Highway
Space #168
Lansing, MI 48917
517-321-6131

822           The Lakes Mall
5600 Harvey Street
Space #2072
Muskegon, MI 49444
231-798-4263

823           Valley View Mall
3800 State Road #16
Space #178
LaCrosse, WI 54601
608-781-3351

824           Dakota Square
218 Dakota Square
Space #218
Minot, ND 58701
701-839-9429

825           Arbor Lakes
Bldg. #13
7878 Main Street North
Maple Grove, MN 55369
763-773-3000

826          Montclair Center
13023 West Center Road
Space #B/C/D
Omaha, NE 68144
402-691-2480

827           Holiday Village
1200 10th Ave. S.
Space #1
Great Falls, MT 59405
406-268-0299

828           Mesa Mall
2424 Highway 6-50
Space #110
Grand Junction, CO 81505
970-256-9826

829           The Crossroads
6650 S. Westnedge Ave.
Space #255
Portage, MI 49024
269-324-9405

830           Mid-Rivers Mall
2272 Mid Rivers Mall
St. Peters, MO 63376
636-970-3800

831           Rimrock Mall
Space # A04
300 S. 24th Street West
Billings, MT 59102
406-655-8215

832           Columbia Mall
Space #335
2800 Columbia Road
Grand Forks, ND 58201
701-772-0621

833           South County Center
18 South Center Way
Space #467A
St Louis, MO 63129
314-487-2855

834           Frontier Mall
Space #91
1400 Del Range Blvd.
Cheyenne, WY 82001
307-432-6787

835           Twin Peaks Mall
1250 South Hover Street
Bldg. 1 Suite 20
Longmont, CO 80501
720-494-9830

836           Kennedy Mall
555 John F Kennedy Rd
Space #445
Dubuque, IA 52002
563-556-3470

837           Eastwood Mall
Space #402
5555 Youngstown-Warren Rd
Niles, OH 44446
330-652-3324

838           Capital Mall
Space #66
3600 Country Club Drive
Jefferson City, MO 65109
573-893-5527

839           Chapel Hills Mall
Space #117
1710 Briargate Blvd.
Colorado Springs, CO 80920
719-532-0095

840           The Village of Blaine
4255 Pheasant Ridge Dr.
Space #310
Blaine, MN 55449
763-783-7260

841           Rogue Valley Mall
Space #2109
1600 N. Riverside Drive
Medford, OR 97501
541-779-0877

842           Southglenn Mall
Space #D2106
6911 S. University Blvd.

Littleton, CO 80122
303-730-9260

843           Glenbrook Square
4201 Coldwater
Space #E10-b
Ft. Wayne, IN 46805
260-471-9535

844           Honey Creek Mall
3401 South US Hwy 41
Space #H3
Terre Haute, IN 47802
812-478-0391

845          Boise Towne Square Mall
Space #2323
350 N. Milwaukee
Boise, ID 83704
208-375-9529

846           Spokane Valley Mall
Space #1108
14700 East Indiania
Spokane Valley, WA 99216
509-922-6537

847           Northtown Mall
Space #2010
4750 N Division
Spokane, WA 99207
509-487-4324

848           Eastridge Mall
Space #1258
601 SE Wyoming Blvd.
Casper, WY 82609
307-472-1172

849           Riverdale Village
12771 Riverdale Blvd.
Suite #102
Coon Rapids, MN 55448
763-421-9163

850           Westdale Mall
2600 Edgewood Road S.W.
Space #2275 & 2280
Cedar Rapids, IA 52404
319-390-0968

851           Eden Prairie Center
8251 Flying Cloud Drive
Space #1144
Eden Prairie, MN 55344
952-944-6678

852           Independence Center
18805 East 39th
Space #G09
Independence, MO 64057
816-795-2765

853           Tippecanoe Mall
2415 Sagamore Parkway S.
Space #G11 & G12
Lafayette, IN 47905
765-446-9661

854           College Mall
Space #M-12
2916 East 3rd Street
Bloomington, IN 47407
812-339-3416

855           Brookfield Square
95 North Moorland Road
Space #D1B
Brookfield, WI 53005
262-641-8199

856           Colonie Center
131 Colonie Center
Space #280/286
Albany, NY 12205
518-482-2937

857           Lakewood Mall
3315 6th Ave. SE
Space #43
Aberdeen, SD 57402
605-229-1551

858           Merle Hay Mall
Space #902
902 Merle Hay Mall
Des Moines, IA 50310
515-727-4955

859           Centerpointe Mall
3655 28th Street SE
Space #8B1
Grand Rapids, MI 49512
616-575-0991

860           Conestoga Mall
3404 W 13th ST
Space #A3A
Grand Island, NE 68803
308-384-7276

861           Colonial Park Mall
Space #17/18
Route 22 & Colonial Road
Harrisburg, PA 17109
717-920-9892

862           Apache Mall
Space #1030
333 Apache Mall
Rochester, MN 55902
507-529-7680

863           Dayton Mall
Space #700
2700 Miamisburg-Centerville Rd.
Dayton, OH 45459
937-428-6071

864          Maplewood Mall
Space #2010
3001 White Bear Ave.
Maplewood, MN 55109
651-748-8050

865           River Hills Mall
Space #518
1850 Adams Street
Mankato, MN 56001-4840
507-344-1186

866           Polaris Fashion Place
1500 Polaris Parkway
Space #2248/2252
Columbus, OH 43240
614-985-0010

867           Indian Mound Mall
Space #714
771 South 30th Street
Heath, OH 43056
740-788-9120

868           River Valley Mall
1635 River Valley Circle/Sp.#331
P.O. Box 5035
Lancaster, OH 43130
740-654-0931

869           Morgantown Mall
Space #915

9915 Mall Road
Morgantown, WV 26501
304-983-6181

870           New Towne Mall
Space #529
400 Mill Ave. S. E.
New Philadelphia, OH 44663
330-339-0081

871           Ashland Town Center
Space #250
500 Winchester Ave.
Ashland, KY 41101
606-324-1405

872           The Mall at Greece Ridge
Space #22
380 Greece Ridge Cntr. Dr.
Rochester, NY 14626
585-225-1060

873           Great Northern Mall
#B104 4155 Route 31
Space #B104
Clay, NY 13041
315-622-0907

874           Valley Mall
17301 Valley Mall Road
Space #472
Hagerstown, MD 21740
301-582-1890

875           Marketplace Mall
Space #A1-2
751 Miracle Mile Drive
Rochester, NY 14623
585-427-8380

876           Westroads Mall
Space #3232
10000 California Street
Omaha, NE 68114
402-391-1473

877           Sandusky Mall
Space #180
4314 Milan Road
Sandusky, OH 44870
419-621-9340

878           Millcreek Mall
Space #725
725 Millcreek Mall
Erie, PA 16565
814-864-9997

879          Charlestowne Mall
Space #C11a
3800 East Main Street
St Charles, IL 60174
630-443-9469

880           Capital City Mall
Space #428
Capital Mall Drive
Camp Hill, PA 17011
717-731-6729

881           Antioch Center
Space #C3/C4
5235 North Antioch Mall
Kansas City, MO 64119
816-452-7484

882           Hickory Pointe Mall
Space #1400 & 1405
1400 Hickory Point Mall
Forsyth, IL 62535
217-872-1781

883           Wyoming Valley Mall
Space #338
44 Wyoming Valley Mall
Wilkes-Barre, PA 18702-6872
570-825-8556

884           Lycoming Mall
Space #438
300 Lycoming Mall Circle #257
Pennsdale, PA 17756
570-546-3178

885           Washington Crown Center
Space #620
1500 W. Chestnut Street
Washington, PA 15301
724-222-6240

886           Shenango Valley Mall
Space #625
3275 East State Street
Hermitage, PA 16148
724-342-7786

887           Logan Valley Mall
Space #P142
887 Logan Valley Road
Altoona, PA 16602
814-941-1168

888           Southpark Mall
Space #BU816
816 Southpark Center
Strongsville, OH 44136
440-238-0279

889           Upper Valley Mall
Space #420
1475 Upper Valley Pike
Springfield, OH 45503
937-325-5687

890           Northwoods Mall
#AL05
2200 War Memorial Drive
Peoria, IL 61613
309-679-0482

891          Berkshire Mall
Space #D102
SWC Old State Road
Lanesboro, MA 01237
413-496-9299

892           Columbia Mall
Space #618
2300 Bernadette Drive
Columbia, MO 65203
573-447-2749

893           Chesterfield Mall
76 Chesterfield Mall
Chesterfield, MO 63017-4897
636-536-7767

894           Great Northern Mall
Space #116
116 Great Northern
N. Olmstead, OH 44070
440-777-2042

895           Pyramid Mall of Ithaca
Space #B07
40 Catherwood Road
Ithaca, NY 14850
607-257-8057

896           Shoppingtown Mall
Space #94
3649Erie Blvd. E.

DeWitt, NY 13214
315-449-2792

897           Salmon Run Mall
Space #B104
1300 Arsenal Street
Watertown, NY 13601
315-779-1700

898           Walden Galleria
Space #D105
34 Walden Galleria
Cheektowaga, NY 14225
716-651-9476

899           Tri-County Mall
Space #E9
11700 Princeton Pike
Cincinnati, OH 45246
513-671-0271

900           Charleston Town Center Mall
Space #1017
3000 Charleston Town Center Mall
Charlestown, WV 25389
304-344-3014

901           Valley River Center
Space #E9
210 Valley River Drive
Eugene, OR 97401
541-344-2522

902           Birchwood Mall
Space #228
4350 24th Ave.
Port Huron, MI 48059
810-385-7433

903           Towne West Square
Space #E03
4600 W. Kellogg Drive
Wichita, KS 67209
316-945-7500

904           East Town Mall
Space #F628
150 East Town Mall
Madison, WI 53704-3744
608-240-9710

905           Muncie Mall
Space #M03
3501 Granville Avenue
Muncie, IN 47303
765-286-8544

906           West Acres Shopping Center
Space #330
1-29 & 13th Avenue
Fargo, ND 58103
701-281-9922

907           Columbia Mall
Space #408
556 Columbia Center Blvd.
Kennewick, WA 99336
509-734-9266

908           Grand Traverse Mall
Space #410 & 411
3200 S. Airport Road West
Traverse City, MI 49684
231-935-4051

909           Greenway Station
Space # K-4
1651 Demmingway, Suite 110
Middleton, WI 53562
608-831-1134

910           Southpointe Pavilions
Space # I-18
2940 Pine Lake Road
Lincoln, NE 68516
402-420-0022

912           Central Mall
Space #46
2259 S. 9th Street
Salina, KS 67402
785-823-3770

913           Spring Hill Mall
1072 Spring Hill Mall
West Dundee. IL 60118
847-551-1447

914           Peru Mall
Space #H2 & H3
3940 Route 251
Peru, IL 61354
815-220-0216

915           Meadowbrook Mall
Space #445
2399 Meadowbrook Road
Bridgeport, WV 26330
304-848-0436

916           Kentucky Oaks Mall
Space #730
5101 Hinkleville Road
Paducah, KY 42001
270-442-5671

917           Huntington Mall
P.O. Box 4053
Space #643
500 Mall Road
Barboursville, WV 25504
304-733-0894

918           Legacy Village
Space #25267
25267 Cedar Road
Lyndhurst, OH 44124
216-382-7362

919           Wausau Center
Space #Al28
A-128 Wausau Center
Wausau, WI 54403
715-848-8630

920           West Park Mall
182 West Park Mall
Cape Girardeau, MO 63703
573-335-2333

921           Crossroads Mall
Space #C-13
4201 West Division Street
St. Cloud, MN 56301
320-229-7476

923           Northpark Mall
Space #180
101 Range Line Road
Joplin, MO 64801
417-623-2510

924           Crestwood Plaza
40 Crestwood Plaza
St. Louis, MO 63126
314-918-7251

925           Westfield Shoppingtown Richland
Space #18
714 Richland Mall
Mansfield, OH 44906

419-589-2922

926           Westwood Mall
Space #808
1850 W. Michigan Ave.
Jackson, MI 49202
517-768-9030

927           Sunset Mall
Space #200
1700 Market Lane
Norfolk, NE 68701
402-844-3520

928           Deerfield Town Center
Space #3000
5525 Deerfield Blvd.
Mason, OH 45040
513-770-0240

929           Ohio Valley Mall
Space #540
67800 Mall Ring Road
St. Clairsville, OH 43950
740-526-0850

930           Midland Mall
Space #240
6800 Eastman Ave.
Midland, MI 48642
989-832-8583

931           Fort Henry Mall
2101 Fort Henry Drive
Kingsport, TN 37664
423-246-4951

932           McKinley Mall
Space #309
3701 McKinley Parkway
Buffalo, NY 14219
716-824-9231

933           Arnot Mall
3300 Chambers Rd Ste. 5146
Horseheads, NY 14845
607-739-8574

934           Apple Blossom Mall
Space #S171
1850 Apple Blossom Drive
Winchester, VA 22601
540-722-8175

935           Jordan Creek Town Center
Space #1430
1-80 & 74th Street
West Des Moines, IA 50265
515-225-6448

936           Clearview Mall
101 Clearview Circle
Butler, PA 16001
724-287-7700
Markland Mall

937           Space #B05
1212 South 17th Street
Kokomo, IN 46902
765-236-0084
Kirkwood Mall

938           Space #285
706 Kirkwood Mall
Bismarck, ND 58504
701-255-2783

939           Valley Mall
Space #318
1925 E. Market Street
Harrisonburg, VA 22801
540-432-6200

940           Battlefield Mall
Space #F06A
101 Battlefield Mall
Springfield, MO 65804
417-890-4036

941           Crossroads Mall
Space #F-11
Box 10 Crossroads Mall
Mt. Hope, WV 25880
304-253-9400

942           Nittany Mall
Space #814
2900 East College Ave.
State College, PA 16801
814-235-1032

943           Southgate Mall
Space #C16
2901 Brooks Street
Missoula, MT 59801
406-549-5280

944        Westfield Shoppingtown
6100 O Street
Lincoln, NE 68505

945        Eastview Mall
Space ##162
7979 Pittsford-Victor Road
Victor, NY 14564
585-223-0140

946           Findlay Village Mall
Space #469
1800 Tiffin Ave.
Findlay, OH 45840
419-429-0378

947           Chautauqua Mall
Space #644
318 E. Fairmont Ave.
Lakewood, NY 14750
716-763-0848

948           Genesee Valley Mall
Space #620 & 630
3341 S. Linden Road
Flint, MI 48507
810-720-5975

949           Bangor Mall
Space #1082
663 Stillwater Ave.
Bangor, ME 04401
207-942-2412

950           Champlain Centre
Space #A111
60 Smithfield Blvd.
Plattsburg, NY 12901
518-563-4477

951           Chambersburg Mall
Space #739
864 Chambersburg Mall
Chambersburg, PA 17201
717-261-9411

952           Valley View Mall
Space #LE230
4802 Valley View Blvd. NW
Roanoke, VA 24012

540-265-1168

953           Eastland Mall
Space #1050b
1615 East Empire St.
Bloomington, IL 61701
309-662-4167

954           The Galleria
500 Galleria Drive Space #186
Johnstown, PA 15904
814-266-0461
South Towne Center

955           Space #1220
10450 S. State Street
Sandy, UT 84070
801-553-1179

956           Concord Mall
Space #1214
3701 South Main
Elkhart, In 46517
574-875-9570

957           Miami Valley Centre
Space #C4
987 East Ash
Piqua, OH 45356
937-773-8510

958           Rotterdam Square Mall
Space# A-6
93 W. Campbell Road
Schenectady, NY 12306
518-370-0011

959           Westmoreland Mall
Space #117
970 E Pittsburgh Street
Greensburg, PA 15601
724-853-1428

960           Susquehanna Valley Mall
Space #C8 & C9
3 Susquehanna Valley Mall
Selinsgrove, PA 17870
570-374-3551

961           Wilton Mall at Saratoga
Space #B11a
3065 Route 50
Saratoga Springs, NY 12866
518-587-8121

962           Bay Park Square
Space #339
303 Bay Park Square
Green Bay, WI 54304
920-494-7736

963           Layton Hills Mall
Space #2056
1076 Layton Hills Mall
Layton, UT 84041
801-444-0310

964        Westgate Mall
7701 West 1-40
Space #716
Amarillo, TX 79121

966           St. Clair Square
175 St. Clair Square
Fairview Heights, IL 62208
618-624-7218
618-624-7218

967           York Gallera
Space #130
2899 Whiteford Road (US 30)
York, PA 17402
717-755-6201

968        Lima Mall
Space #564 & 548
2400 Elida Road
Lima, OH 45805

969           Magic Valley Mall
Space #195
1485 Poleline Road East
Twin Falls, ID 83301
208-735-8311

970           Greenwood Park
Space #F11
1251 US 31 North
Greenwood, IN
317-888-7233

971           Mercer Mall
7193 Route 25
Space #725
Bluefield, WV 24701
304-324-8448

972           Westfield Shoppingtown
8700 N.E. Vancouver Mall Drive
Space #214
Vancouver, WA 98662
360-944-6720

973           Manhattan Town Center
100 Manhattan Town Center
Manhattan, KS 66502
785-539-3611
785-539-3611

974           Galleria @ Pittsburgh Mills
208 Pittsburgh Mills Circle
Space #208
Tarentum, PA 15084
724-274-4292

976        Mall at Hays
2918 Vine Street
Space #200
Hays, KS 67601

977           Village Square Mall
57 Village Square Mall
Space #68
Effingham, IL 62401
217-347-7202

979           Shops at Boardwalk
8638 North Boardwalk Ave.
Space #14
Kansas City, MO 64154
816-741-8812

980           North Grand Mall
2801 Grand Avenue
Space #1090
Ames, IA 50010
515-232-9126

981        Summit Mall
Space #654
3265 West Market Street
Akron, OH 44333
330-873-1730

982        Town Center at Levis Commons
4175 Levis Commons Blvd.
Perrysburg, OH 43551
419-872-3750

983        South Hill Mall
3500 South Meridian
Puyallup, WA 98373
253-435-4472

986        Garden City Plaza
2214 East Kansas Ave.
Space #23 & #24
Garden City, KS 67846
620-260-9407

990        Northfield Square
Space #424a
1600 N.State Route 50
Bourbannais, IL 60914

Schedule 5.1 to Credit and Security Agreement

TRADE NAMES, CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS,

AND LOCATIONS OF COLLATERAL

TRADE NAMES

Christopher & Banks

C.J. Banks

Acorn

CHIEF EXECUTIVE OFFICE/PRINCIPAL PLACE OF BUSINESS

2400 Xenium Lane North

Plymouth, Minnesota 55441

OTHER INVENTORY AND EQUIPMENT LOCATIONS

None.

Schedule 5.2 to Credit and Security Agreement

CAPITALIZATION AND ORGANIZATIONAL CHART

Christopher & Banks Corporation, a Delaware corporation (“CBK”), is the parent organization and traded on the New York Stock Exchange.  Christopher & Banks, Inc., a Minnesota corporation (“CBI”), a wholly owned subsidiary of CBK, is the operating company and the Borrower under the Credit and Security Agreement. Christopher & Banks Company, a Minnesota corporation (“CBC”), is a wholly owned subsidiary of CBI.  Christopher & Banks Services Company, a Minnesota corporation, is a wholly owned subsidiary of CBC.

Schedule 5.7 to Credit and Security Agreement

LITIGATION MATTERS

None.

Schedule 5.11 to Credit and Security Agreement

INTELLECTUAL PROPERTY DISCLOSURES

The Borrower has the following trademarks:

Christopher & Banks

C&B by Christopher & Banks

C.J. Banks

Shapely Siloutettes

Braun’s

The Borrower files a copyright on many of its designs. This list constantly changes and a copy may be obtained by contacting the Borrower’s Chief Financial Officer.

Schedule 5.14 to Credit and Security Agreement

ENVIRONMENTAL MATTERS

None.

Schedule 6.3 to Credit and Security Agreement

PERMITTED LIENS

None.

Schedule 6.4 to Credit and Security Agreement

Permitted Indebtedness and Guaranties

INDEBTEDNESS

NONE.

GUARANTIES

NONE.